EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         UNITED WELLHEAD SERVICES, INC.,

               THE STOCKHOLDERS OF UNITED WELLHEAD SERVICES, INC.,

                      THE STOCKHOLDERS OF FLARE KING, INC.

                                       AND

                     THE EQUITYHOLDERS OF HI-TECH COMPRESSOR
                                  COMPANY, L.C.

                             DATED OCTOBER 14, 1997

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                                TABLE OF CONTENTS
                                                                            PAGE
                                    ARTICLE 1
                                REORGANIZATION........................         1
   1.1     Incorporation of Parent ....................................        1
   1.2     Agreement to Contribute Capital to Parent ..................        1
   1.3     Consideration for Company Contribution .....................        2
   1.4     Consideration for Flare King Contribution ..................        2
   1.5     Consideration for Hi-Tech Contribution .....................        2
   1.6     Closing ....................................................        3
   1.7     Post-Funding and Consummation ..............................        3
   1.8     Public Announcements .......................................        4

                                    ARTICLE 2
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..............        4
   2.1     Organization and Good Standing .............................        4
   2.2     Capitalization of the Company ..............................        4
   2.3     Subsidiaries and Other Ownership Interests .................        4
   2.4     Authority ..................................................        5
   2.5     No Conflicts ...............................................        5
   2.6     Consents and Approvals .....................................        5
   2.7     Title to Company Assets; Condition .........................        5
   2.8     Financial Statements .......................................        6
   2.9     Customary Business Practice ................................        7
   2.10    Absence of Certain Changes or Events .......................        7
   2.11    Absence of Defaults ........................................        9
   2.12    Compliance with Laws .......................................        9
   2.13    Tax Returns and Reports ....................................       10
   2.14    Litigation .................................................       10
   2.15    Customers and Suppliers ....................................       11
   2.16    Accounts Receivable and Accounts Payable ...................       11
   2.17    No Undisclosed Liabilities or Agreements ...................       11
   2.18    Employee Benefit Plans .....................................       11
   2.19    Contracts and Commitments ..................................       13
   2.20    Insurance ..................................................       14
   2.21    Employees ..................................................       14
   2.22    Labor Agreements; Disputes .................................       15
   2.23    Environmental and Health Safety Matters ....................       15
   2.24    Power of Attorney ..........................................       18
   2.25    Bank Accounts ..............................................       18
   2.26    Regulatory Filings .........................................       18
   2.27    Brokers and Financial Advisers .............................       18
   2.28    Transactions with Affiliates ...............................       18
   2.29    Disclosure .................................................       18

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                            TABLE OF CONTENTS (cont.)

                                    ARTICLE 3
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS .......    19
   3.1  Ownership; Voting Rights .........................................    19
   3.2  Authority ........................................................    19
   3.3  No Conflicts .....................................................    19
   3.4  Consents and Approvals ...........................................    20
   3.5  Brokers and Financial Advisers ...................................    20
   3.6  Investment Representation ........................................    20
   3.7  Disclosure .......................................................    20

                                    ARTICLE 4
        REPRESENTATIONS AND WARRANTIES OF THE FK STOCKHOLDERS ............    21
   4.1  Organization and Good Standing ...................................    21
   4.2  Capitalization of Flare King .....................................    21
   4.3  Ownership; Voting Rights .........................................    21
   4.4  Subsidiaries or Other Ownership Interests ........................    21
   4.5  Authority ........................................................    22
   4.6  No Conflicts .....................................................    22
   4.7  Consents and Approvals ...........................................    22
   4.8  Title to Flare King Assets; Condition ............................    22
   4.9  Financial Statements .............................................    23
   4.10 Customary Business Practice ......................................    24
   4.11 Absence of Certain Changes or Events .............................    24
   4.12 Absence of Defaults ..............................................    26
   4.13 Compliance with Laws .............................................    26
   4.14 Tax Returns and Reports ..........................................    26
   4.15 Litigation .......................................................    27
   4.16 Customers and Suppliers ..........................................    27
   4.17 Accounts Receivable and Accounts Payable .........................    27
   4.18 No Undisclosed Liabilities or Agreements .........................    28
   4.19 Employee Benefit Plans ...........................................    28
   4.20 Contracts and Commitments ........................................    29
   4.21 Insurance ........................................................    31
   4.22 Employees ........................................................    31
   4.23 Labor Agreements; Disputes .......................................    31
   4.24 Environmental and Health Safety Matters ..........................    32
   4.25 Power of Attorney ................................................    33
   4.26 Bank Accounts ....................................................    33
   4.27 Regulatory Filings ...............................................    33
   4.28 Brokers and Financial Advisers ...................................    33

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                            TABLE OF CONTENTS (cont.)

   4.29  Transactions with Affiliates ...................................     33
   4.30  Investment Representation ......................................     33
   4.31  Disclosure .....................................................     34

                                    ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF THE HT EQUITYHOLDERS .........     34
   5.1   Organization and Good Standing .................................     34
   5.2   Capitalization of Hi-Tech ......................................     34
   5.3   Ownership; Voting Rights .......................................     34
   5.4   No Subsidiaries or Other Ownership Interests ...................     35
   5.5   Authority ......................................................     35
   5.6   No Conflicts ...................................................     35
   5.7   Consents and Approvals .........................................     35
   5.8   Title to Hi-Tech Assets; Condition .............................     35
   5.9   Financial Statements ...........................................     36
   5.10  Customary Business Practice ....................................     37
   5.11  Absence of Certain Changes or Events ...........................     37
   5.12  Absence of Defaults ............................................     39
   5.13  Compliance with Laws ...........................................     39
   5.14  Tax Returns and Reports ........................................     39
   5.15  Litigation .....................................................     40
   5.16  Customers and Suppliers ........................................     40
   5.17  Accounts Receivable and Accounts Payable .......................     40
   5.18  No Undisclosed Liabilities or Agreements .......................     41
   5.19  Employee Benefit Plans .........................................     41
   5.20  Contracts and Commitments ......................................     42
   5.21  Insurance ......................................................     43
   5.22  Employees ......................................................     44
   5.23  Labor Agreements; Disputes .....................................     44
   5.24  Environmental and Health Safety Matters ........................     44
   5.25  Power of Attorney ..............................................     45
   5.26  Bank Accounts ..................................................     45
   5.27  Regulatory Filings .............................................     45
   5.28  Brokers and Financial Advisers .................................     45
   5.29  Transactions with Affiliates ...................................     46
   5.30  Investment Representation ......................................     46
   5.31  Disclosure .....................................................     46

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                            TABLE OF CONTENTS (cont.)

                                    ARTICLE 6
         ACTIONS BY FLARE KING AND HI-TECH PENDING CLOSING ..............     46
   6.1   Conduct of Business ............................................     47
   6.2   Records ........................................................     47
   6.3   Maintenance of Insurance .......................................     47
   6.4   Tax Filings and Payments .......................................     47

                                    ARTICLE 7
         COVENANTS OF THE FK STOCKHOLDERS AND THE HT EQUITYHOLDERS ......     47
   7.1   Approvals ......................................................     47
   7.2   Compliance with Legal Requirements .............................     48
   7.3   Books and Records ..............................................     48
   7.4   Investigation by the Company ...................................     48
   7.5   Certain Acts or Omissions ......................................     48
   7.6   Reports ........................................................     49
   7.7   Confidentiality ................................................     49
   7.8   Additional Disclosure ..........................................     49
   7.9   Best Efforts ...................................................     49
   7.10  Information for Registration Statement and Other Filings - The FK
         Stockholders ...................................................     49
   7.11  Information for Registration Statement and Other Filings - The HT
         Equityholders ..................................................     50
   7.12  No Transfer ....................................................     51

                                    ARTICLE 8
                       ACTIONS BY THE COMPANY AND COMPANY
                          STOCKHOLDERS PENDING CLOSING ..................     51

   8.1   Conduct of Business ............................................     51
   8.2   Records ........................................................     51
   8.3   Maintenance of Insurance .......................................     51
   8.4   Tax Filings and Payments .......................................     51
   8.5   Registration of Parent Common Stock - Consummation of IPO ......     51
   8.6   Information for Registration Statement and Other Filings -
         The Company Stockholders .......................................     52

                                    ARTICLE 9
         COVENANTS OF THE COMPANY .......................................     52
   9.1   Approvals ......................................................     52
   9.2   Compliance with Legal Requirements .............................     53
   9.3   Books and Records ..............................................     53

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                            TABLE OF CONTENTS (cont.)

   9.4   Investigations by the FK Stockholders and the HT Equityholder ..     53
   9.5   Certain Acts or Omissions ......................................     53
   9.6   Reports ........................................................     53
   9.7   Confidentiality ................................................     54
   9.8   Additional Disclosure ..........................................     54
   9.9   Best Efforts ...................................................     54
   9.10  No Transfer ....................................................     54

                                   ARTICLE 10
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                          AND THE COMPANY STOCKHOLDERS ..................     54
   10.1  Representations and Warranties .................................     54
   10.2  Compliance with Agreement ......................................     54
   10.3  Officer's Certificate ..........................................     55
   10.4  No Action or Proceeding ........................................     55
   10.5  Consents, Authorizations, etc ..................................     55
   10.6  Opinion of Counsel .............................................     55
   10.7  Employment and Noncompetition Agreements .......................     55
   10.8  No Adverse Change ..............................................     55
   10.9  Due Diligence ..................................................     55
   10.10 Delivery of Other Documents and Instruments ....................     56
   10.11 Public Offering ................................................     56

                                   ARTICLE 11
         CONDITIONS TO OBLIGATIONS OF THE FK STOCKHOLDERS ...............     56
   11.1  Representations and Warranties .................................     56
   11.2  Compliance with Agreement ......................................     56
   11.3  Certificate ....................................................     57
   11.4  No Action or Proceeding ........................................     57
   11.5  Consents, Authorizations, etc ..................................     57
   11.6  Corporate Action by the Company ................................     57
   11.7  Opinions of Counsel ............................................     57
   11.8  Employment and Noncompetition Agreements .......................     57
   11.9  Other Requested Documents ......................................     58
   11.10 Due Diligence ..................................................     58
   11.11 Public Offering ................................................     58

                                   ARTICLE 12
         CONDITIONS TO OBLIGATIONS OF THE HT EQUITYHOLDERS ..............     58
   12.1  Representations and Warranties .................................     58

   12.2  Compliance with Agreement ......................................     58
   12.3  Certificate ....................................................     58
   12.4  No Action or Proceeding ........................................     59
   12.5  Consents, Authorizations, etc ..................................     59
   12.6  Corporate Action by the Company ................................     59
   12.7  Opinions of Counsel ............................................     59
   12.8  Employment and Noncompetition Agreements .......................     59
   12.9  Due Diligence ..................................................     59
   12.10 Other Requested Documents ......................................     59
   12.11 Public Offering ................................................     60

                                   ARTICLE 13
        SURVIVAL OF REPRESENTATIONS AND WARRANTIES ......................     60
                                   ARTICLE 14
        INDEMNIFICATION .................................................     60
   14.1 Indemnification of the Company Indemnitees ......................     60
   14.2 Indemnification of FK Indemnitees ...............................     61
   14.3 Indemnification of HT Indemnitees ...............................     61
   14.4 Method of Asserting Claim, etc ..................................     62
   14.5 Payment of Indemnity ............................................     64
   14.6 Flare King as HT Equityholder, Hi-Tech and Company Stockholder ..     64
   14.7 Parent Priority .................................................     65

                                   ARTICLE 15
        TERMINATION .....................................................     65

                                   ARTICLE 16
        NOTICES .........................................................     66

                                   ARTICLE 17
        MISCELLANEOUS ...................................................     67
   17.1 Incorporation of Schedules and Appendices; Entire Agreement .....     67
   17.2 Waiver ..........................................................     68
   17.3 Amendment .......................................................     68
   17.4 Counterparts ....................................................     68
   17.5 Headings ........................................................     68
   17.6 Governing Law ...................................................     68
   17.7 Binding Effect ..................................................     68
   17.8 Expenses ........................................................     68

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                            TABLE OF CONTENTS (cont.)

   17.9  Specific Performance............................................     68
   17.10 Further  Assurances.............................................     68
   17.11 Acknowledgment .................................................     68

                                    SCHEDULES

   Schedule 2.2  Capitalization - the Company
   Schedule 2.3  Subsidiaries and Other Ownership Interests - the Company
   Schedule 2.6  Consents and Approvals - the Company
   Schedule 2.7  Title to Company Assets; Condition - the Company
   Schedule 2.8  Financial Statements - the Company
   Schedule 2.10 Absence of Certain Changes or Events - the Company
   Schedule 2.11 Absence of Defaults - the Company
   Schedule 2.14 Litigation - the Company
   Schedule 2.15 Customers and Suppliers - the Company
   Schedule 2.17 Undisclosed Liabilities - the Company
   Schedule 2.18 Employee Plans - the Company
   Schedule 2.19 Contracts and Commitments - the Company
   Schedule 2.20 Insurance Policies - the Company
   Schedule 2.21 Employees - the Company
   Schedule 2.22 Labor Agreements; Disputes - the Company
   Schedule 2.23 Environmental Health and Safety Matters - the Company
   Schedule 2.25 Bank Accounts - the Company
   Schedule 4.3  Ownership; Voting Rights - Flare King
   Schedule 4.2  Capitalization - Flare King
   Schedule 4.8  Title to Flare King Assets; Condition - Flare King
   Schedule 4.9  Financial Statements - Flare King
   Schedule 4.11 Absence of Certain Changes or Events - Flare King
   Schedule 4.12 Absence of Defaults - Flare King
   Schedule 4.15 Litigation - Flare King
   Schedule 4.16 Customers and Suppliers - Flare King
   Schedule 4.18 No Undisclosed Liabilities or Agreements - Flare King
   Schedule 4.19 Employee Benefit Plan - Flare King
   Schedule 4.20 Contracts and Commitments - Flare King
   Schedule 4.21 Insurance - Flare King
   Schedule 4.22 Employees - Flare King
   Schedule 4.24 Environmental and Health Safety Matters - Flare King
   Schedule 4.26 Bank Accounts - Flare King
   Schedule 5.2  Capitalization - Hi-Tech

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   Schedule 5.8  Title to Hi-Tech Assets; Condition - Hi-Tech
   Schedule 5.9  Financial Statements - Hi-Tech
   Schedule 5.11 Absence of Certain Changes or Events - Hi-Tech
   Schedule 5.12 Absence of Defaults - Hi-Tech
   Schedule 5.15 Litigation - Hi-Tech
   Schedule 5.16 Customers and Suppliers - Hi-Tech
   Schedule 5.18 No Undisclosed Liabilities or Agreements - Hi-Tech
   Schedule 5.19 Employee Benefit Plan - Hi-Tech
   Schedule 5.20 Contracts and Commitments - Hi-Tech
   Schedule 5.21 Insurance - Hi-Tech
   Schedule 5.22 Employees - Hi-Tech
   Schedule 5.24 Environmental and Health Safety Matters - Hi-Tech
   Schedule 5.26 Bank Accounts - Hi-Tech
   Schedule 10.7 Persons Signing Employment and Noncompetition Agreements

                                   APPENDICES

   Appendix A    Articles of Incorporation for United Oilfield Services, Inc.
   Appendix B    Form of Employment and Noncompetition Agreements
   Appendix C    Release by each FK Stockholder and spouse and each Hi-Tech
                 Equityholder and spouse

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION, dated as of October 14, 1997 (together with the appendices and schedules attached hereto, the "Agreement") is by and among United Wellhead Services, Inc., a Texas corporation (the "Company"), the stockholders ("Company Stockholders") of the Company, the stockholders ("FK Stockholders") of Flare King, Inc., a Texas corporation ("Flare King"), and the equityholders ("HT Equityholders") of Hi-Tech Compressor Company, L.C., a Texas limited liability company ("Hi-Tech"), as identified on the signature pages hereto.

                              W I T N E S S E T H:

         WHEREAS, the Company, the Company Stockholders, the FK Stockholders and the HT Equityholders intend that this Agreement constitute the "final agreement" among the parties with respect to their discussions of effecting a rollup of the three entities;

         WHEREAS, the parties hereto have determined that to accomplish their objectives in the most efficient and cost-effective manner will require (i) the creation of a new corporation in the State of Texas, and (ii) the contribution of equity interests of the Company Stockholders, the FK Stockholders and the HT Equityholders, in their respective companies, to the new Texas corporation in consideration for the receipt of shares of stock in such new Texas corporation as set forth herein;

         WHEREAS, it is the collective intent of the parties hereto that the reorganization (as more fully described in Article I below) constitute a tax-exempt transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:


                                    ARTICLE 1
                                 REORGANIZATION

          1.1 INCORPORATION OF PARENT. On or before execution of this Agreement, the Company Stockholders, the FK Stockholders, and the HT Equityholders shall have caused a new corporation to be duly incorporated in the State of Texas under the name "United Oilfield Services, Inc." (the "Parent") with the Articles of Incorporation to be in substantially the form attached hereto as Appendix A with such changes therein as Alvin H. Dueitt may reasonably determine are appropriate and consistent with the transaction contemplated herein.

          1.2 AGREEMENT TO CONTRIBUTE CAPITAL TO PARENT. On the terms and subject to the conditions contained herein, (a) each of the Company Stockholders (other than Hi-Tech) agrees to contribute, assign, transfer and convey (the "Company Contribution") to the Parent, free and clear of all liens, encumbrances, mortgages, pledges, charges, options, rights, security interests, agreements or claims of any nature whatsoever, recorded or unrecorded (individually a "Lien" and collectively, the "Liens"), all of his right, title and interest in and to all shares of capital stock of the Company held beneficially or of record by such Company Stockholder, constituting collectively, all (except for 1,500 shares held by Hi-Tech) of the issued and outstanding capital stock of the Company, (b) each of the FK Stockholders agrees to contribute, assign, transfer and convey (the "Flare King Contribution") to the Parent, free and clear of all Liens, all of his right, title and interest in and to all shares of capital stock of Flare King held beneficially or of record by such FK Stockholder, constituting collectively all of the issued and outstanding capital stock of Flare King, and (c) each of the HT Equityholders (other than Flare King) agrees to contribute, assign, transfer and convey (the "Hi-Tech Contribution") to the Parent, free and clear of all Liens, all of the percentage membership interest of Hi-Tech held of record or beneficially by such HT Equityholder, constituting collectively 50% of the total membership interests of Hi-Tech. The Company Contribution, the Flare King Contribution and the Hi-Tech Contribution, together with the consummation of the IPO (as hereinafter defined), constitute integral parts of a single transaction, and accordingly, it is the intention of the parties hereto that they qualify for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended.

          1.3 CONSIDERATION FOR COMPANY CONTRIBUTION. As set forth in detail on
Schedule 1, as consideration for the Company Contribution to the Parent, the Company Stockholders, the FK Stockholders and the HT Equityholders (collectively, the "Founders") shall cause the Parent to issue to each Company Stockholder 4.922775 shares of common stock of the Parent, $.01 par value per share (the "Parent Common Stock"), for each share of Company common stock held by such Company Stockholder as of 12:01 a.m. on the Funding and Consummation Date (as hereinafter defined). Such shares of Parent Common Stock shall be issued without registration under the Securities Act. Certificates representing the shares of Parent Common Stock issued to the Company Stockholders pursuant hereto shall bear legends indicating that such shares of Parent Common Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and may not be transferred, offered or sold unless they have been registered under the Securities Act and applicable state securities laws or an exemption therefrom is available.

          1.4 CONSIDERATION FOR FLARE KING CONTRIBUTION. As set forth in detail on Schedule 1, as consideration for the Flare King Contribution to the Parent, the Founders shall cause the Parent to issue to each FK Stockholder 3.173253 shares of Parent Common Stock for each share of common stock of Flare King held by such FK Stockholder as of 12:01 a.m. on the Funding and Consummation Date. Such shares of Parent Common Stock shall be issued without registration under the Securities Act. Certificates representing the shares of Parent Common Stock issued to the FK Stockholders pursuant hereto shall bear legends indicating that such shares of Parent Common Stock have not been registered under the Securities Act or any state securities laws and may not be transferred, offered or sold unless they have been registered under the Securities Act and applicable state securities laws and exemption therefrom is available.

          1.5 CONSIDERATION FOR HI-TECH CONTRIBUTION. As set forth in detail on
Schedule 1, as consideration for the Hi-Tech Contribution to the Parent, the Founders shall cause the Parent to issue to each HT Equityholder (other than Flare King) 3648.50 shares of Parent Common Stock for each percent of membership interest of Hi-Tech held by such HT Equityholder as of 12:01 a.m. on the

Funding and Consummation Date. Such shares of Parent Common Stock shall be issued without registration under the Securities Act. Certificates representing the shares of Parent Common Stock issued to the HT Equityholders (other than Flare King) pursuant hereto shall bear legends indicating that such shares of Parent Common Stock have not been registered under the Securities Act or any state securities laws and may not be transferred, offered or sold unless they have been registered under the Securities Act and applicable state securities laws or an exemption therefrom is available.

          1.6 CLOSING. At or prior to the determination by the Parent and the underwriters in the IPO (as hereinafter defined) of the public offering price of the shares of Parent Common Stock, the parties shall take all actions necessary to prepare to effect (i) the Company Contribution, (ii) the Flare King Contribution and (iii) the Hi-Tech Contribution, with, in each instance, the documents necessary to effect the same being placed in escrow under the control of the Parent for delivery and effectiveness; provided, that such actions shall not include the actual completion of such contributions or the delivery of the Parent Common Stock as Consideration therefor, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. The escrow agreement relating to the above referenced documents shall provide that in the event that there is no Funding and Consummation Date and this Agreement automatically terminates as provided in this Section 1.6, such documents shall not be delivered and shall be destroyed with evidence thereof provided to the Company Stockholders, the FK Stockholders and HT Equityholders. The taking of the actions described in clauses (i), (ii) and (iii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Winstead Sechrest & Minick P.C., 910 Travis Building, Suite 2400, Houston, Texas 77002. On the thirtieth day following the Closing Date or such other date as may be agreed to among the parties (x) the documents referred to in this Section 1.6 that have been held in escrow shall be delivered, (y) all transactions contemplated by this Agreement, including the delivery of the shares of Parent Common Stock as consideration to the Company Stockholders, the FK Stockholders and the HT Equityholders, as provided herein, shall be effected and (z) the closing with respect to at least the minimum number of shares offered in the IPO shall occur and be completed. Following the Closing, there will be no other conditions to effect the actions in (x) and (y) other than simultaneously effecting the action in (z). The date on which the actions described in the preceding clauses (x), (y) and (z) occur shall be referred to as the "Funding and Consummation Date." During the period from the Closing Date to the Funding and Consummation Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such agreement. This Agreement shall also in any event automatically terminate if the Funding and Consummation Date has not occurred within 45 days of the Closing Date. Time is of the essence.

          1.7 POST-FUNDING AND CONSUMMATION. Immediately following the organization of the Parent, the Company Contribution, the Flare King Contribution, the Hi-Tech Contribution and the closing of the IPO on the Funding and Consummation Date (i) Flare King shall distribute its 50% membership interest in Hi-Tech to the Parent, and (ii) Hi-Tech shall distribute the 1,500 Shares of the Company it owns to the Parent, with the result that each of the Company, Flare King and Hi-Tech will then be wholly owned, direct subsidiaries of the Parent.

         1.8 PUBLIC ANNOUNCEMENTS. Before making any announcements with respect to this Agreement or the transactions contemplated hereby, each of the Company Stockholders, the

FK Stockholders and the HT Equityholders shall consult with the Company, prior to the Funding, and Consummation Date, and the Parent, subsequent to the Funding and Consummation Date, and use good faith efforts to agree upon the text of a joint announcement to be made by the Company or the Parent, as applicable, or use good faith efforts to obtain the approval of the Company or the Parent, as applicable, of any other party; PROVIDED that the Company shall have final approval with respect to any public announcements prior to the Funding and Consummation Date and the Parent shall have final approval with respect to any public announcements thereafter. Except as provided in this Section 1.8 and except as otherwise agreed in writing by each of the Company, the Company Stockholders, the FK Stockholders and the HT Equityholders or as required by law, each of the Company, the Company Stockholders, the FK Stockholders and the HT Equityholders shall maintain as confidential the terms and conditions of this Agreement.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the FK Stockholders and the HT Equityholders that:

          2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of Texas. The Company has all requisite corporate power and authority to own, hold, use and lease its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so qualified. The Company has made available to the FK Stockholders and the HT Equityholders or the respective representatives thereof, true, complete and correct copies of its articles of incorporation and bylaws, as amended to the date of this Agreement.

          2.2 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value per share, of which 526,133 shares are issued and outstanding, and 202,960 shares of preferred stock, $4.73 par value per share, none of which are issued and outstanding. All of the issued shares are validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of capital stock of any class. All shares of authorized capital stock of the Company issued and outstanding are held of record and beneficially as set forth on Schedule 2.2.

          2.3 SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS. Except as set forth on
Schedule 2.3 and except for its wholly owned subsidiary, Wellhead Recycling, Inc., a Texas corporation (the "Company Subsidiary"), the Company does not own or control, directly or indirectly, shares of capital stock, debt instruments or other securities of any corporation or hold, directly or indirectly, any interest in any trust, partnership, limited partnership, joint venture, business association, limited liability company, unincorporated business, proprietorship, business enterprise or other business entity whatsoever. The Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Texas. The Company Subsidiary is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so qualified.

          2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into, execute and deliver this Agreement and the documents contemplated hereby to be executed by it and to perform the obligations to be performed by it hereunder and thereunder. This Agreement has been duly executed and delivered by the Company and constitutes, and such other documents when executed and delivered by it will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

          2.5 NO CONFLICTS. The execution and delivery of this Agreement and the documents contemplated hereby to be executed by the Company do not, and compliance by it with the terms hereof and thereof and consummation by it of the transactions contemplated hereby and thereby will not, (a) violate or conflict with any existing term or provision of any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to it; (b) conflict with or result in a breach of or default under any of the terms, conditions or provisions of the articles of incorporation or bylaws of it or any agreement or instrument to which it or the Company Subsidiary is a party or otherwise subject, or by which the Company Assets (as hereinafter defined) may be bound; (c) result in the creation or imposition of any Lien upon any of the Company Assets; (d) give to others any right of termination, cancellation, acceleration or modification in or with respect to any agreement or instrument to which it is a party or otherwise subject, or by which it or the Company Assets may be bound; or (e) breach any fiduciary duty owed by it to any person or entity.

          2.6 CONSENTS AND APPROVALS. Except as set forth on Schedule 2.6, the execution and delivery by the Company of this Agreement and the documents contemplated hereby to be executed by it, compliance by it with the terms hereof and thereof and consummation by it of the transactions contemplated hereby and thereby do not require it to obtain any consent, approval or action of, make any filings with or give any notice to any corporation, person, firm or other entity, or any public, governmental or judicial authority.

          2.7 TITLE TO COMPANY ASSETS; CONDITION. Except as set forth on
Schedule 2.7, either of the Company or the Company Subsidiary has good title to all of the tangible and intangible properties and assets used in the conduct of the business of the Company or the Company Subsidiary, respectively, wherever located (collectively, the "Company Assets"), including without limitation those properties and assets set forth on Schedule 2.7 attached hereto and all of the following in any way pertaining to, related to, identified to or with or otherwise used in the business of the Company: all machinery and equipment, office furniture and equipment, furnishings, fittings, accessories, appliances, contracts, licenses, permits, financial books and records, industry expertise, vendor and customer relationships, goodwill, operating rights, rights to telephone numbers, right to or associated with the Company's and the Company Subsidiary's name, all rights to or associated with any trade names, trademarks and logos related thereto and the value associated therewith, free and clear, except as set forth on Schedule 2.7, of any Liens. The tangible Company Assets have, as applicable, been installed, operated and maintained in accordance with accepted industry practice, are free from latent defects or defects of workmanship or materials, are suitable for the purposes for which they have been and are being employed in the operation of the business of the Company and are in good operating condition and repair, ordinary wear and tear excepted. Nothing has occurred to the Company Assets since December 31, 1996 that would have any effect on the value of the Company Assets or the suitability of the Company Assets for the purposes for which they have been and are being employed in the operation of the business of the Company or the Company Subsidiary. Schedule 2.7 lists all material leases, operating agreements, maintenance agreements, management agreements, mortgages and other documents or agreements applicable to the Company Assets. There are no actual, pending or threatened claims against the Company Assets that could give rise to a Lien (other than Liens that would be covered by valid and collectible insurance, including applicable deductibles), or acts or incidents which could give rise to any such claims, relating to or arising out of the Company Assets or the operation of the business of the Company or the Company Subsidiary. All assets necessary or useful in or to the business of the Company or the Company Subsidiary as presently operated by the Company or the Company Subsidiary are owned of record and beneficially by the Company or the Company Subsidiary and not by any affiliate of the Company or the Company Subsidiary or any other party. As to each material contract that constitutes part of the Company Assets, such contract is in full force and effect, no notice of cancellation or termination or default has been received by the Company or the Company Subsidiary and no event or condition has occurred or exists which, with notice or lapse of time or both, would constitute a default thereunder. The transfer contemplated hereby will not affect the validity or enforceability of such contracts. As to each lease or license the leasehold or licensee's interest in which constitutes part of the Company Assets, such lease or license is in full force and effect, no notice of cancellation or termination under any option or right reserved to the lessor or licensor under such lease or license or notice of default has been received by the Company or the Company Subsidiary and no event or condition has occurred or exists which, with notice or lapse of time or both would constitute a default hereunder. Neither the Company nor the Company Subsidiary has assigned its interest under any such lease or license or subleased the premises demised thereby or sublicensed the right or license granted thereby. The transactions contemplated hereby will not affect the validity or enforceability of the leases or licenses. Each of the parcels of land, a leasehold or fee estate in which is included in the Company Assets, has free and uninterrupted access to and from a dedicated public right-of-way by reason of the fact that such parcel either adjoins such dedicated public right-of-way or connects to such right-of-way through a valid and subsisting easement, and such access is adequate for the use being made of the parcel being accessed.

          2.8 FINANCIAL STATEMENTS. Schedule 2.8 attached hereto contains true and complete copies of the audited consolidated financial statements of the Company and the Company Subsidiary as of and for the period ended December 31, 1996 and unaudited consolidated financial statements of the Company and the Company Subsidiary as of and for the period ended June 30, 1997 (collectively, the "Company Financial Statements"). The Company Financial Statements are true and correct and fairly present on a consolidated basis, in accordance with generally accepted accounting principles consistently applied, the financial position of the Company and the Company Subsidiary as of the dates indicated and the results of operations and cash flows of the Company and the Company Subsidiary for the respective periods then ended. All detailed schedules accompanying the Company Financial Statements or otherwise provided to the FK Stockholders and the HT Equityholders with respect thereto, including without limitation schedules with respect to accounts payable, accounts receivable, accrued liabilities, inventory, fixed assets, prepaid expenses and other assets and liabilities, are true and correct in all material respects and have been prepared on a basis consistent with the Company's past practice and with generally accepted accounting practices. Except as set forth on
Schedule 2.8, there are no material liabilities, contingent or definite, and no assets used in the business of the Company or the Company Subsidiary that are not reflected in the Company Financial Statements and such detailed schedules.

          2.9 CUSTOMARY BUSINESS PRACTICE. Neither the Company nor the Company Subsidiary has conducted or maintained any business practices or relationships in any manner other than is customary or standard in the industry, and neither the Company, the Company Subsidiary nor any of their respective stockholders, officers, directors, employees or agents have any special relationships with any suppliers or customers that are inconsistent with customary and standard practice in the industry or constitute a violation of any applicable law.

          2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
Schedule 2.10, there has not been, occurred or arisen any of the following as they relate to the Company since December 31, 1996:

(a) any transaction by the Company or the Company Subsidiary except in the ordinary course of business as conducted prior to December 31, 1996;

(b) any capital expenditure by the Company or the Company Subsidiary;

(c) any change in or any event, condition or state of facts of any character peculiar to the Company Assets or the operation of the business of the Company or the Company Subsidiary or any predecessors thereof that individually or in the aggregate adversely affects the Company or the Company Subsidiary or the Company Assets, that affects the ability of the Company or its subsidiaries to conduct normal operations after the Closing or that affects the validity or enforceability of this Agreement;

(d) any destruction, damage, or loss suffered by the Company or the Company Subsidiary or with respect to any Company Asset (whether or not covered by insurance);

(e) any revaluation, write-down or write-off by the Company or the Company Subsidiary of any of the Company Assets;

(f) any declaration, setting aside, or payment of a dividend or other distribution or commitment, obligation or other agreement made with any party with respect to the payment of any dividend or the making of any distribution in respect of any of the capital stock of the Company, or any direct or indirect redemption, purchase, or other acquisition by the Company of any of its capital stock;

(g) any increase in the salary or other compensation, including without limitation all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payment in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, payable or to become payable by the Company or the Company Subsidiary to any of its officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment by the Company or the Company Subsidiary of a bonus or increased or additional salary or compensation to any such person;

(h) any sale, lease or other disposition of any Company Asset other than sales of goods and services in the ordinary course of business and arm's-length sales of capital assets in a manner consistent with past practice in immaterial amounts;

(i) any mortgage, pledge, or other encumbrance of any Company Asset;

(j) any forgiveness of any debt owed to the Company or the Company Subsidiary;

(k) any amendment or termination of any material contract, agreement, or license to which the Company or the Company Subsidiary is a party or to which any of the Company Assets are subject, except in the ordinary course of business;

(l) any breach of the terms of any contract or agreement that is material to the business of the Company or the Company Subsidiary;

(m) any loan by the Company or the Company Subsidiary to any person or entity, or guaranty by the Company or the Company Subsidiary of any loan, or the incurrence of any debt by the Company or the Company Subsidiary, other than trade debt incurred in the ordinary course of business consistent with past practice;

(n) any commencement, notice of commencement or threat of commencement of any litigation or any governmental proceeding against or investigation of the Company or the Company Subsidiary or the affairs of the Company or the Company Subsidiary;

(o) any issuance or sale by the Company or the Company Subsidiary of any of the Company's capital stock of any class, or of any other of its securities, or any commitment, obligation or agreement to do so;

(p) any liabilities that have not been disclosed on the Company Financial Statements, other than those incurred in the ordinary course of business since December 31, 1996;

(q) any waiver or release of any right or claim of the Company or the Company Subsidiary;

(r) any amendment to any national, federal, state, municipal, local, foreign or other tax returns or reports that have been filed by the Company or the Company Subsidiary in any jurisdiction;

(s) any labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

(t) any transactions by the Company or the Company Subsidiary with an affiliate or related party of the Company or the Company Subsidiary;

(u) any change by the Company or the Company Subsidiary in accounting methods or principles that would be required to be disclosed under generally accepted accounting principles;

(v) any borrowing of funds, agreement to borrow funds or guaranty by the Company or the Company Subsidiary affecting or relating to the Company or the Company Subsidiary or the Company Assets or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which the Company or the Company Subsidiary is a party or by which any of the Company Assets is bound or to which any of the Company Assets is subject other than in the ordinary course of business consistent with past practices;

(w) any payment to a stockholder of the Company other than routine payments consistent with past practice to such stockholder in his capacity as an employee;

(x) any entry into any commitment of any kind, or the occurrence of any event giving rise to any contingent liability not covered by the foregoing; or

(y) any contract, commitment or agreement to do any of the foregoing.

          2.11 ABSENCE OF DEFAULTS. Except as set forth on Schedule 2.11, neither the Company nor the Company Subsidiary is in default, and no event has occurred which with notice or lapse of time or both would constitute a default, in any way under any term or provision of any agreement or instrument to which the Company or the Company Subsidiary is a party or by which the Company or the Company Subsidiary is bound or by or to which any of the Company Assets is bound or subject that relates to or would affect the Company or the Company Subsidiary or the Company Assets or that could adversely affect the ability of the Company to consummate the transactions contemplated hereby.

          2.12 COMPLIANCE WITH LAWS. There has been no failure by the Company or the Company Subsidiary to comply with any federal, state or local law, statute, ordinance, rule or regulation in any respect that could have an adverse effect on the ability of the Company or its subsidiaries to conduct normal operations after the Closing or on the ability of the Company to consummate the transactions contemplated hereby.

          2.13 TAX RETURNS AND REPORTS. All federal, state, local and foreign income, excise, property, sales, use, payroll, informational and other tax returns and reports of the Company and the Company Subsidiary (collectively, the "Tax Returns") have been timely filed (including pursuant to extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes of the Company and/or the Company Subsidiary, as applicable, for the periods covered thereby. All federal income, excise and payroll taxes, and all state, local and foreign income, excise, property, sales and use taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions which are called for as due by the Tax Returns, or which are claimed to be due with respect to the periods covered thereby, from the Company and/or the Company Subsidiary, as applicable, (the "Taxes"), have been properly accrued or paid. Neither the Company nor the

Company Subsidiary has received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Return and there are no pending tax examinations of any Tax Return of or tax claims in respect of the Tax Returns asserted against the Company or the Company Subsidiary or either of their properties. There has been no intentional disregard of any applicable statute, regulation, rule or revenue ruling in the preparation of any Tax Return applicable to the Company or its Company Subsidiary. There are no tax liens on any of the Company Assets except for Liens for current taxes not yet due and payable. There is no basis for any additional assessment of any Taxes, penalties or interest with respect to the Company or the Company Subsidiary that is not subject to defenses well-founded in law or in fact. Neither the Company nor the Company Subsidiary has waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect. Neither the Company nor the Company Subsidiary is and neither has since its incorporation been treated as a member of a consolidated group for purposes of the preparation of financial statements or of tax returns other than as a member, for federal income tax purposes only, of a consolidated group of which the Company is the parent corporation.

          2.14 LITIGATION. Except as set forth on Schedule 2.14, (a) there are no actions, claims, suits, governmental investigations, governmental inquiries or proceedings pending against the Company or the Company Subsidiary or threatened against the Company or the Company Subsidiary, at law or in equity, in any court, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality that (i) affect the validity or enforceability of this Agreement or the documents contemplated hereby to be executed by the Company; (ii) restrict the continuing transaction of business with the customers of the Company or the Company Subsidiary; (iii) delay consummation of the transactions contemplated hereby or (iv) establish a Lien against any of the Company Assets; and (b) neither the Company nor the Company Subsidiary is in violation of any order, decree, judgment, award, determination, ruling or regulation of any court, governmental department, commission, board, bureau, agency or other instrumentality, the result of which violation individually or violations in the aggregate has had or could be expected to have a material adverse effect on the Company or the Company Subsidiary or the Company Assets or that (i) affect the validity or enforceability of this Agreement; (ii) restrict the continuing transaction of business with the customers of the Company or the Company Subsidiary; (iii) delay consummation of the transactions contemplated hereby or
(iv) establish a Lien against any of the Company Assets.

          2.15 CUSTOMERS AND SUPPLIERS. Schedule 2.15 lists the names and addresses of the customers and suppliers of the Company since January 1, 1996. The relationships of the Company with the customers and suppliers listed in
Schedule 2.15 are satisfactory, and the Company is not aware of any unresolved disputes with any of such customers or suppliers. Since January 1, 1996, no customer or supplier has, except as set forth on Schedule 2.15, cancelled, modified or notified the Company in writing of its intent to cancel or modify its relationship with the Company.

          2.16 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The accounts receivable of the Company reflected in the Company Financial Statements as of December 31, 1996 and all accounts receivable arising thereafter and on or before the date hereof arose from BONA FIDE transactions in the ordinary course of business, and the reserves against such accounts receivable reflected in the

Company Financial Statements are commercially reasonable and have been determined in accordance with past practice. No counterclaims or offsetting claims with respect to such accounts receivable are pending or threatened. The accounts payable reflected in the Company Financial Statements as of December 31, 1996, and all accounts payable arising thereafter and before the date hereof arose from BONA FIDE transactions in the ordinary course of business, and all such accounts payable (i) have either been paid, (ii) are not yet due and payable under the standard procedures of the Company for payment of accounts payable, or (iii) are being contested by the Company in good faith.

          2.17 NO UNDISCLOSED LIABILITIES OR AGREEMENTS. Except as set forth on
Schedule 2.17, the Company did not have, as of June 30, 1997, any debts, liabilities or obligations of any nature whether accrued, absolute, contingent or otherwise, whether due or to become due, except to the extent reflected in the Company Financial Statements.

         2.18 EMPLOYEE BENEFIT PLANS.

(a) Schedule 2.18 lists all employee welfare and employee pension benefit plans of the Company or the Company Subsidiary, as defined under Sections 3(l) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), respectively, which have been sponsored by, maintained by, or contributed to by the Company, in effect as of the date hereof or during the five-year period ending on the date hereof, including without limitation all pension, profit sharing, savings and thrift, bonus, incentive or deferred compensation, severance pay and medical and life insurance plans in which any current or former employees of the Company or the Company Subsidiary ("Affected Company Employees") participate ("Company Employee Plans") written copies of all which Company Employee Plans have been provided to representatives of the FK Stockholders and the HT Equityholders. Except as set forth on Schedule 2.18, no Company Employee Plans are pension plans within the meaning of Section 3(2) of ERISA that are intended to be "qualified plans" ("Qualified Plans") under
Section 401(a) of the Code.

(b) Except as set forth on Schedule 2.18, each of the Company and the Company Subsidiary (i) has made all payments due from it to date under or with respect to each Company Employee Plan; (ii) has performed all obligations required to be performed by it under each Company Employee Plan and there is no claimed or existing default or violation under any Company Employee Plan or event or condition which, upon giving of notice or the lapse of time or both, would constitute such a default or violation; and (iii) is in compliance with the requirements prescribed by all statutes, orders or governmental rules or regulations applicable to the Company Employee Plans, including without limitation ERISA and the Code. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any Company Employee Plan or against the assets of any Company Employee Plan.

(c) All Company Employee Plans are in compliance with and have been administered in compliance with all applicable requirements of law, including without limitation the Code and ERISA, and all contributions required to be made to each such plan under the terms of such plan, ERISA or the Code for all periods of time before the Closing Date have been or will be, as the case may be, made or accrued.

(d) With respect to any Qualified Plan, a favorable Tax Reform Act of 1986 determination letter as to the qualification under Section 401(a) of the Code has been issued and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code and any amendment made to or action taken with respect to any Qualified Plan subsequent to the date of such determination letter has not adversely affected the qualified status of any such plan. Each of the Company and the Company Subsidiary has performed all obligations required to be performed by it under, and is not in default under or in violation of, the terms of any of the Company Employee Plans in any respect. Neither the Company, the Company Subsidiary nor any other "disqualified person" (as defined in Section 4975 of the Code) or "party in interest" (as defined in Section 3(14) of ERISA) has engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any Employee Plan (or its related trust, if any), the Company, the Company Subsidiary or any officer, director or employee of the Company or the Company Subsidiary to the excise tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor the Company Subsidiary has incurred, and neither will incur, any liability to the Pension Benefit Guaranty Corporation including plan termination liability under Sections 4062, 4063 or 4064 of ERISA or the creation of a Lien against the property of the Company or the Company Subsidiary under Section 4068 of ERISA, whether directly or on a controlled group basis by virtue of Section 4001(b)(1) of ERISA or otherwise (except for required premium payments, which payments have been made when due). Neither the Company nor the Company Subsidiary has a liability attributable to an "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA and Section 412(a) of the Code, whether or not waived, with respect to any Qualified Plan either directly or on a controlled group basis or otherwise, and neither has incurred any liability attributable to an accumulated funding deficiency under Section 4971 of the Code or Section 302 of ERISA including the lien under Section 302(f) of ERISA whether directly or on a controlled group basis or otherwise.

(e) Neither the Company nor the Company Subsidiary is required to contribute to, and during the five-year period ending on the Closing Date, neither has been required to contribute to, any "multiemployer plan," as such term is defined in
Section 3(37) of ERISA, and neither the Company nor the Company Subsidiary is subject to any withdrawal or partial withdrawal liability within the contemplation of Section 4201 of ERISA whether directly or on a controlled group basis by virtue of Section 4001(b)(1) of ERISA or otherwise and will not become subject thereto as a result of the transactions contemplated by this Agreement.

          2.19 CONTRACTS AND COMMITMENTS. Schedule 2.19 contains a true, complete and correct list (and the Company has previously delivered to representatives of the FK Stockholders and the HT Equityholders true, complete and correct copies) of all of the following documents or agreements, or summaries of material oral agreements or understandings, relating to the business of the Company, the Company Subsidiary or the Company Assets to which, on the date of this Agreement, the Company or the Company Subsidiary is a party, or which relate to or affect the Company, the Company Subsidiary or the Company Assets or the transactions contemplated hereby and all documents or agreements which may require any action or consent in connection with such transactions, as they may have been amended to the date hereof:

(a) any written employment or consulting agreement, contract or commitment with any employee, officer or director or any contract or agreement with other consultants;

(b) any agreement, contract or commitment with any party containing any covenant limiting the ability of the Company or the Company Subsidiary or any employee of the Company or the Company Subsidiary to engage in business or to compete in any location or with any person;

(c) any partnership or joint venture agreement with any party or any arrangements with any party with respect to the sharing of or in the profits or revenues of the Company or the Company Subsidiary, including without limitation any licensing or royalty agreements;

(d) any agreement or instrument relating to the borrowing of money, or the direct or indirect guarantee of any obligation for, or an agreement to service the repayment of, borrowed money or any other contingent obligations in respect of indebtedness of any other party;

(e) any agreement, contract or commitment relating to the future disposition or acquisition of any investment in any party or of any interest in any business enterprise involving the business of the Company or the Company Subsidiary or the Company Assets;

(f) any contract or commitment for capital expenditures or the acquisition or construction of fixed assets;

(g) any contract or commitment for the sale or furnishing of materials, supplies, merchandise, equipment or services;

(h) any written agreement, instrument or other arrangement, or any unwritten agreement, contract, commitment or other arrangement, between or among the Company or the Company Subsidiary and any affiliates of the Company or the Company Subsidiary;

(i) any contract which grants to any person a preferential right to purchase any of the Company Assets;

(j) any contract, agreement or commitment with respect to the discharge or removal of a Contaminant (as defined in Section 2.23(b) below) other than in the ordinary course of business; and

(k) any other material agreement or instrument not made in the ordinary course of business.

There is no course of dealing, waiver, side agreement, arrangement or understanding applicable to any such contract of the Company or the Company Subsidiary not disclosed therein or in Schedule 2.19.

          2.20 INSURANCE. Schedule 2.20 sets forth a true, complete and correct list of all insurance policies of any kind or nature covering the Company and the Company Subsidiary with respect to the business of the Company and the Company Subsidiary and the Company Assets, including without limitation policies of life, fire, theft, employee fidelity, worker's compensation, property and other casualty and liability insurance, and indicates the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage for statutory workers' compensation. Schedule 2.20 also sets forth a list of any currently pending claims and any claims asserted under such policies or similar policies. Except as set forth in Schedule 2.20, the premiums for the insurance policies listed in Schedule 2.20 have been fully paid. The insurance afforded under such policies or certificates is in full force and effect and will continue to cover the Company and the Company Subsidiary with respect to the business of the Company and the Company Subsidiary and the Company Assets through the Closing. True, complete and correct copies of each such policy, or binders with respect thereto, have been made available to representatives of the FK Stockholders and the HT Equityholders. None of such insurance policies are subject to retroactive premium adjustment in respect of prior periods.

          2.21 EMPLOYEES. Schedule 2.21 lists all employees of the Company or the Company Subsidiary, the rates of pay for each employee of the Company or the Company Subsidiary and all commission, bonus or other compensation or expense reimbursement or allowance arrangements between the Company or the Company Subsidiary and any of their respective employees. Schedule 2.21 lists each management or employment contract or contract for personal services and a description of any understanding or commitment between the Company and any officer, consultant, director, employee, independent contractor or other person or entity. A true and complete copy of such contracts and a description of any understandings and commitments has been delivered to representatives of the FK Stockholders and the HT Equityholders.

          2.22 LABOR AGREEMENTS; DISPUTES. Neither the Company nor the Company Subsidiary is a party to and neither has any obligation under any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization, and neither has any obligation to recognize or deal with any labor union or organization. There are no pending or overtly threatened representation campaigns, elections or proceedings or questions concerning union representation involving any employees of the Company or the Company Subsidiary. Neither the Company nor the Company Subsidiary has any knowledge of any overt activities or efforts of any labor union or organization (or representatives thereof) to organize any employees engaged in the business of the Company or the Company Subsidiary, nor of any demands for recognition or collective bargaining, nor of any strikes, slowdowns, work stoppages or lock-outs of any kind, or overt threats thereof, by or with respect to any of its employees, or any actual or claimed representatives thereof, and no such activities, efforts, demands, strikes, slowdowns, work stoppages or lock-outs have occurred with respect to the Company or the Company Subsidiary.

         2.23 ENVIRONMENTAL AND HEALTH SAFETY MATTERS.

(a) As used in this Section 2.23, all terms appearing in initial capitals shall have the meaning given them in Section 2.23(b) hereof. Except as set forth on
Schedule 2.23, with respect to the business of the Company and the Company Subsidiary and the Facilities, (i) the operations of the Company and the Company Subsidiary comply in all respects with all applicable environmental, health and safety statutes, treaties, conventions, rules, ordinances, and regulations in all jurisdictions in which the Company or the Company Subsidiary conducts business, including without limitation all Domestic Environmental Laws and Foreign Environmental Laws applicable to the jurisdictions in which operations are conducted; (ii) none of the operations of the Company or the Company Subsidiary are subject to any judicial or administrative proceeding alleging the violation of any Domestic Environmental Law or Foreign Environmental Law; (iii) none of the operations of the Company or the Company Subsidiary are the subject of any investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant or other substance into the environment; (iv) neither the Company nor the Company Subsidiary has filed any notice under any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of the Company or the Company Subsidiary are conducted indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release of a Contaminant or other substance into the environment; (v) neither the Company nor the Company Subsidiary has any contingent liability in connection with any Release of any Contaminant or other substance into the environment, including without limitation any contingent liability for failure to report a Release; (vi) none of the operations of the Company or the Company Subsidiary involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent thereof, in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of the Company or the Company Subsidiary are conducted, including without limitation statutes, regulations and laws pertaining to permits and manifests;
(vii) neither the Company nor the Company Subsidiary has disposed of any hazardous waste or substance or other material by placing it in or on the ground or waters of any premises owned, leased or used by the Company or the Company Subsidiary in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of the Company or the Company Subsidiary are conducted, nor has any lessee or prior owner; (viii) no underground storage tanks or surface impoundments are on any of the locations upon which the operations of the Company or the Company Subsidiary are conducted, in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of the Company or the Company Subsidiary are conducted; and (ix) no Lien in favor of any governmental authority for (A) any liability under Domestic Environmental Laws or Foreign Environmental Laws applicable to the jurisdiction in which operations of the Company or the Company Subsidiary with respect to the business of the Company or the Company Subsidiary is conducted, or (B) damages arising from or costs incurred by such governmental authority in response to a release of a Contaminant or other substance into the environment has been filed or attached to any of the assets of the Company or the Company Subsidiary or any of the locations upon which the operations of the Company or the Company Subsidiary with respect to the business of the Company or the Company Subsidiary is conducted.

(b) Each of the following terms shall have the meaning indicated below:

                  "Contaminant" shall mean those substances or materials that are defined as hazardous or toxic or that are regulated by or form the basis of liability under any Environmental Law, including without limitation asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance that constitutes a health, safety or environmental hazard to any person or property.

                  "Domestic Environmental Laws" shall mean all federal,state or local laws relating to health, safety or the environment, including without limitation the

            Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. ss. 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Clean Water Act (33 U.S.C. ss. 1251 ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 ET SEQ.), the Marine Protection, Research, and Sanctuaries Act (33 U.S.C. ss. 1401 ET SEQ.), the National Environmental Policy Act (42 U.S.C. ss. 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C. ss. 2701 ET SEQ.), the Outer Continental Shelf Lands Act (43 U.S.C. ss. 1331 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 ET SEQ.) and the Act to Prevent Pollution from Ships (33 U.S.C. ss.ss. 1901-1912, including without limitation Annexes I, II and V of the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto (MARPOL 73/78) done at London on February 17, 1978), as these laws have been amended or supplemented.

                  "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including without limitation sudden or non-sudden, accidental or non-accidental Releases) of or exposure to any Contaminant, odor or audible noise, into or onto the environment (including without limitation the air, ground, water or any surface) at, in, by, from or related to the Facilities, (ii) the transportation, storage, treatment or disposal of materials in correction with the operation of the Facilities or (iii) the violation or alleged violation of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with the Facilities.

                  "Facilities" shall mean real and personal property owned,
            leased or used by and with respect to the business of (i) for purposes of the representations and warranties by the Company, the Company or the Company Subsidiary, (ii) for purposes of the representations and warranties by the FK Stockholders, Flare King, and the FK Subsidiaries, and (iii) for purposes of the representations and warranties by the HT Stockholders, and Hi-Tech, including, respectively, without limitation, the Company Assets, the Flare King Assets and the Hi-Tech Assets.

                  "Foreign Environmental Laws" shall mean any applicable
            international treaties or conventions and the environmental health and safety statutes, rules and regulations of non-U.S. jurisdictions in which business is conducted.

                  "Permit" shall mean any permit, approval, authorization,
            license variance, or permission required from a governmental authority under any applicable Domestic Environmental Laws or Foreign Environmental Laws.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned or leased, respectively, by (i) for purposes of the representations and warranties by the Company, the Company or the Company Subsidiary, (ii) for purposes of the representations and warranties by the FK Stockholders, Flare King or the FK Subsidiary, or (iii) for purposes of the representations and warranties by the HT Equityholders, Hi-Tech, including the movement of any Contaminant through or in the air, soil, surface water, groundwater, or property and including without limitation the meanings of such words as set forth in the laws, applicable treaties, rules, ordinances or regulations or analogous governmental provisions referred to under Domestic Environmental Laws or Foreign Environmental Laws.

                  "Remedial Action" shall mean all actions required or
            voluntarily undertaken to (1) clean up, remove, treat, or in any other way address any Contaminant in the indoor or outdoor environment; (2) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         2.24 POWER OF ATTORNEY. No person holds a power of attorney to act on behalf of the Company or the Company Subsidiary with respect to the business of the Company, the Company Subsidiary or any of the Company Assets.

         2.25 BANK ACCOUNTS. Schedule 2.25 contains a complete and correct list of the names and locations of all banks in which the Company or the Company Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. No funds on deposit in banks or certificates of deposit or other liquid assets or investments of the Company or the Company Subsidiary are restricted as to access or use.

         2.26 REGULATORY FILINGS. The Company and the Company Subsidiary have filed or caused to be filed all reports, statements, documents, registrations, filings or submissions required, in connection with the operation of the business of the Company, the Company Subsidiary or the Company Assets, to be filed by the Company or the Company Subsidiary with any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or other instrumentality. All such filings complied with applicable law when filed and no deficiencies have been asserted by any such regulatory authority with respect to such filings or submissions.

         2.27 BROKERS AND FINANCIAL ADVISERS. All negotiations with respect to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the

FK Stockholders or the HT Equityholders, without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person for a finder's fee, brokerage commission or similar payment.

         2.28 TRANSACTIONS WITH AFFILIATES. There are no direct or indirect contracts or arrangements, formal or informal or written or oral, related to the business of the Company, the Company Subsidiary or the Company Assets between the Company or the Company Subsidiary and any other persons controlling, under common control with or controlled by the Company or the Company Subsidiary or any of their affiliates or persons related thereto.

         2.29 DISCLOSURE. Each response by the Company by or through its officers, employees or other representatives to inquiries in connection with the due diligence performed by representatives of the FK Stockholders or the HT Equityholders, as revised or updated by subsequent disclosures before the date hereof and this Agreement, was complete and accurate in all material respects. Copies of all documents and other written information referred to herein or in the Schedules that have been delivered or made available to the FK Stockholders and the HT Equityholders are true, correct and complete copies thereof and include all amendments, supplements or modifications thereto or waivers thereunder. Such documents and other written information do not omit any material facts necessary, in light of the circumstances under which such information was furnished, to make the statements set forth therein not misleading. Except as expressly set forth in this Agreement and the Schedules or in the certificates or other documents delivered pursuant hereto, the Company has no knowledge of any facts which will have any material adverse effect on the value of the business of the Company and the Company Subsidiary taken as a whole or the Company Assets.


                                    ARTICLE 3
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

         The Company Stockholders hereby represent and warrant to the FK Stockholders and the HT Equityholders as follows:

         3.1 OWNERSHIP; VOTING RIGHTS. The Company Stockholders are the record and beneficial holders as set forth on Schedule 2.2 of all of the shares of the issued and outstanding capital stock of the Company, free and clear of all Liens. The shares of capital stock of the Company are not subject to any voting trust, voting agreement or other agreement regarding the right or obligation to vote such shares.

         3.2 AUTHORITY. Each Company Stockholder has all requisite power and authority to enter into, execute and deliver this Agreement and the documents contemplated hereby to be executed by it and to perform the obligations to be performed by it hereunder and thereunder. This Agreement has been duly executed and delivered by each Company Stockholder and constitutes, and such other documents when executed and delivered by such Company Stockholder will constitute, the legal, valid and binding obligations of such Company Stockholder, enforceable against such Company Stockholder in accordance with their respective terms.

         3.3 NO CONFLICTS. The execution and delivery of this Agreement and the documents contemplated hereby to be executed by each of the Company Stockholders does not, and compliance by each with the terms hereof and thereof and consummation by each of the transactions contemplated hereby and thereby will not, (a) violate or conflict with any existing term or provision of any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to such Company Stockholder; (b) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any agreement or instrument to which such Company Stockholder is a party or otherwise subject, or by which the Company Assets may be bound; (c) result in the creation or imposition of any Lien upon any of the Company Assets; (d) give to others any right of termination, cancellation, acceleration or modification in or with respect to any agreement or instrument to which such Company Stockholder is a party or otherwise subject, or by which such Company Stockholder or the Company Assets may be bound; or (e) breach any fiduciary duty owed by such Company Stockholder to any person or entity.

         3.4 CONSENTS AND APPROVALS. The execution and delivery by each Company Stockholder of this Agreement and the documents contemplated hereby to be executed by such Company Stockholder, compliance by such Company Stockholder with the terms hereof and thereof and consummation by such Company Stockholder of the transactions contemplated hereby and thereby do not require such Company Stockholder to obtain any consent, approval or action of, make any filings with or give any notice to any corporation, person, firm or other entity, or any public, governmental or judicial authority.

         3.5 BROKERS AND FINANCIAL ADVISERS. All negotiations with respect to this Agreement and the transactions contemplated hereby have been carried out by the Company Stockholders directly with the FK Stockholders and the HT Equityholders, without the intervention of any person on behalf of the Company Stockholders in such manner as to give rise to any valid claim by any person for a finder's fee, brokerage commission or similar payment.

         3.6 INVESTMENT REPRESENTATION. The shares of Parent Common Stock to be received in consideration for the Company Contribution by each Company Stockholder (other than Hi-Tech) under the terms of this Agreement (collectively the "Company Parent Shares") will be acquired for such Company Stockholder's own account, for investment purposes only and not with a view to the distribution thereof. Each Company Stockholder is not participating, directly or indirectly, in any distribution or transfer of such shares, nor is he participating, directly or indirectly, in underwriting any such distribution or transfer of the Company Parent Shares within the meaning of the Securities Act. Each Company Stockholder and its representatives have such knowledge and experience in business matters that they are capable of evaluating the merits and risks of an investment in the Parent and the acquisition of the Company Parent Shares and each Company Stockholder is making an informed investment decision with respect thereto. Each Company Stockholder has been informed by the Parent that the Company Parent Shares issuable pursuant to this Agreement will not be registered at the time of their issuance under the Securities Act or any state's securities laws and may not be transferred, assigned or otherwise disposed of unless the Company Parent Shares are subsequently registered under the Securities Act or appropriate state securities laws or an appropriate exemption therefrom is available and that, except pursuant to the terms of the Registration Rights Agreement contemplated hereunder, the Parent is under no obligation to register the Company Parent

Shares under the Securities Act or any state's securities laws or to take any steps to assist any Company Stockholder to comply with any applicable exemption under the Securities Act or any state's securities laws with respect to the Company Parent Shares.

         3.7 DISCLOSURE. Each response by each Company Stockholder directly or through its representatives to inquiries in connection with the due diligence performed by representatives of the Company, the FT Stockholders or the HT Equityholders, as revised or updated by subsequent disclosures before the date hereof and this Agreement, were complete and accurate in all material respects. Copies of all documents and other written information referred to herein or in the Schedules that have been delivered or made available to the Company, the FT Stockholders or the HT Equityholders; by the Company Stockholders are true, correct and complete copies thereof and include all amendments, supplements or modifications thereto or waivers thereunder. Such documents and other written information do not omit any material facts necessary, in light of the circumstances under which such information was furnished, to make the statements set forth therein not misleading. Except as expressly set forth in this Agreement and the Schedules or in the certificates or other documents delivered pursuant hereto, each Company Stockholder has no knowledge of any facts which will have any material adverse effect on the value of the business of the Company or the Company Assets.


                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF THE FK STOCKHOLDERS

         The FK Stockholders hereby represent and warrant to the Company, the Company Stockholders and the HT Equityholders as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Flare King is a corporation duly organized, validly existing and in good standing under the laws of Texas. Flare King has all requisite corporate power and authority to own, hold, use and lease its properties and assets and to conduct its business as it is now being conducted. Flare King is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so qualified. The FK Stockholders have made available to the Company, the Company Stockholders and the HT Equityholders or the respective representatives thereof true, complete and correct copies of its articles of incorporation and bylaws, as amended to the date of this Agreement.

         4.2 CAPITALIZATION OF FLARE KING. The authorized capital stock of Flare King consists of 1,000,000 shares of common stock, $1.00 par value per share, of which 111,455 shares are issued and outstanding. All of the shares are validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Flare King to issue or to transfer from treasury any additional shares of capital stock of any class. All shares of authorized capital stock of Flare King issued and outstanding are held of record and beneficially as set forth on Schedule 4.2.

         4.3 OWNERSHIP; VOTING RIGHTS. The FK Stockholders are the record and beneficial holders of all of the shares of the issued and outstanding capital stock of Flare King, free and clear of all Liens. The shares of capital stock of Flare King are not subject to any voting trust, voting agreement or other agreement regarding the right or obligation to vote such shares.

         4.4 SUBSIDIARIES OR OTHER OWNERSHIP INTERESTS. Except for Flare King Canada, Inc., an Alberta business corporation (the "FK Subsidiary"), Flare King does not own or control, directly or indirectly, shares of capital stock, debt instruments or other securities of any corporation or hold, directly or indirectly, any interest in any trust, partnership, limited partnership, joint venture, business association, limited liability company, unincorporated business, proprietorship, business enterprise or other business entity whatsoever. The FK Subsidiary is a corporation duly organized, validly existing and in good standing under the Business Corporations Act of the Province of Alberta. The FK Subsidiary is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so qualified.

         4.5 AUTHORITY. Each FK Stockholder has all requisite power and authority to enter into, execute and deliver this Agreement and the documents contemplated hereby to be executed by him and to perform the obligations to be performed by him hereunder and thereunder. This Agreement has been duly executed and delivered by each FK Stockholder and constitutes, and such other documents when executed and delivered by such FK Stockholder will constitute, the legal, valid and binding obligations of such FK Stockholder, enforceable against such FK Stockholder in accordance with their respective terms.

         4.6 NO CONFLICTS. The execution and delivery of this Agreement and the documents contemplated hereby to be executed by each of the FK Stockholders do not, and compliance by him with the terms hereof and thereof and consummation by him of the transactions contemplated hereby and thereby will not, (a) violate or conflict with any existing term or provision of any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to such FK Stockholder; (b) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any agreement or instrument to which such FK Stockholder, Flare King or the FK Subsidiary is a party or otherwise subject, or by which the Flare King Assets (as hereinafter defined) may be bound; (c) result in the creation or imposition of any Lien upon any of the Flare King Assets; (d) give to others any right of termination, cancellation, acceleration or modification in or with respect to any agreement or instrument to which such FK Stockholder is a party or otherwise subject, or by which Flare King, the FK Subsidiary or the Flare King Assets may be bound; or (e) breach any fiduciary duty owed by such FK Stockholder to any person or entity.

         4.7 CONSENTS AND APPROVALS. The execution and delivery by each FK Stockholder of this Agreement and the documents contemplated hereby to be executed by such FK Stockholder, compliance by such FK Stockholder with the terms hereof and thereof and consummation by such FK Stockholder of the transactions contemplated hereby and thereby do not require such FK Stockholder to obtain any consent, approval or action of, make any filings with or give any notice to any corporation, person, firm or other entity, or any public, governmental or judicial authority.

          4.8 TITLE TO FLARE KING ASSETS; CONDITION. Except as set forth on
Schedule 4.8, either Flare King or the FK Subsidiary has good title to all of the tangible and intangible properties and assets used in the conduct of the business of Flare King or the FK Subsidiary, wherever located (the "Flare King Assets"), including without limitation those properties and assets set forth on
Schedule 4.8 attached hereto, and all of the following in any way pertaining to, related to, identified to or with or otherwise used in the business of Flare
King: all machinery and equipment, office furniture and equipment, furnishings, fittings, accessories, appliances, contracts, licenses, permits, financial books and records, industry expertise, vendor and customer relationships, goodwill, operating rights, rights to telephone numbers, right to or associated with Flare King's and the FK Subsidiary's name, all rights to or associated with any trade names, trademarks and logos related thereto and the value associated therewith, free and clear, except as set forth on Schedule 4.8, of any Liens. The tangible Flare King Assets have, as applicable, been installed, operated and maintained in accordance with accepted industry practice, are free from latent defects or defects of workmanship or materials, are suitable for the purposes for which they have been and are being employed in the operation of the business of Flare King and are in good operating condition and repair, ordinary wear and tear excepted. Nothing has occurred to Flare King Assets since December 31, 1996 that would have any effect on the value of Flare King Assets or the suitability of Flare King Assets for the purposes for which they have been and are being employed in the operation of the business of Flare King or the FK Subsidiary.
Schedule 4.8 lists all material leases, operating agreements, maintenance agreements, management agreements, mortgages and other documents or agreements applicable to Flare King Assets. There are no actual, pending or threatened claims against Flare King Assets that could give rise to a Lien (other than Liens that would be covered by valid and collectible insurance, including applicable deductibles), or acts or incidents which could give rise to any such claims, relating to or arising out of Flare King Assets or the operation of the business of Flare King or the FK Subsidiary. All assets necessary or useful in or to the business of Flare King or the FK Subsidiary as presently operated by Flare King or the FK Subsidiary are owned of record and beneficially by Flare King or the FK Subsidiary and not by any affiliate of Flare King or the FK Subsidiary or any other party. As to each material contract that constitutes part of the Flare King Assets, such contract is in full force and effect, no notice of cancellation or termination or default has been received by Flare King or the FK Subsidiary and no event or condition has occurred or exists which, with notice or lapse of time or both, would constitute a default thereunder. The transfer contemplated hereby will not affect the validity or enforceability of such contracts. As to each lease or license the leasehold or licensee's interest in which constitutes part of the Flare King Assets, such lease or license is in full force and effect, no notice of cancellation or termination under any option or right reserved to the lessor or licensor under such lease or license or notice of default has been received by Flare King or the FK Subsidiary and no event or condition has occurred or exists which, with notice or lapse of time or both would constitute a default hereunder. Neither Flare King nor the FK Subsidiary has assigned its interest under any such lease or license or subleased the premises demised thereby or sublicensed the right or license granted thereby. The transactions contemplated hereby will not affect the validity or enforceability of the leases and licenses. Each of the parcels of land, a leasehold or fee estate in which is included in the Flare King Assets, has free and uninterrupted access to and from a dedicated public right-of-way by reason of the fact that such parcel either adjoins such dedicated public right-of-way or connects to such right-of-way through a valid and subsisting easement, and such access is adequate for the use being made of the parcel being accessed.

         4.9 FINANCIAL STATEMENTS. Schedule 4.9 attached hereto contains true and complete copies of the audited financial statements of Flare King and the FK Subsidiary as of and for the period ended December 31, 1996 and unaudited financial statements of Flare King and the FK Subsidiary as of and for the period ended June 30, 1997 (the "Flare King Financial Statements"). The Flare King Financial Statements are true and correct and fairly present, in accordance with generally accepted accounting principles consistently applied, the financial position of Flare King and the FK Subsidiary as of the dates indicated and the results of operations and cash flows of Flare King and the FK Subsidiary for the respective periods then ended. All detailed schedules accompanying the Flare King Financial Statements or otherwise provided to the Company, the Company Stockholders and the HT Equityholders with respect thereto, including without limitation schedules with respect to accounts payable, accounts receivable, accrued liabilities, inventory, fixed assets, prepaid expenses and other assets and liabilities, are true and correct in all material respects and have been prepared on a basis consistent with Flare King's past practice and with generally accepted accounting practices. Except as set forth on Schedule 4.9, there are no material liabilities, contingent or definite, and no assets used in the business of Flare King or the FK Subsidiary that are not reflected in Flare King Financial Statements and such detailed schedules.

         4.10 CUSTOMARY BUSINESS PRACTICE. Neither Flare King nor the FK Subsidiary has conducted or maintained any business practices or relationships in any manner other than is customary or standard in the industry, and neither Flare King nor the FK Subsidiary nor any of its stockholders, officers, directors, employees or agents have any special relationships with any suppliers or customers that are inconsistent with customary and standard practice in the industry or constitute a violation of any applicable law.

         4.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
Schedule 4.11, there has not been, occurred or arisen any of the following as they relate to Flare King since December 31, 1996:

(a) any transaction by Flare King or the FK Subsidiary except in the ordinary course of business as conducted prior to December 31, 1996;

(b) any capital expenditure by Flare King or the FK Subsidiary;

(c) any change in or any event, condition or state of facts of any character peculiar to the Flare King Assets or the operation of the business of Flare King or the FK Subsidiary or its predecessors that individually or in the aggregate adversely affects Flare King or the Flare King Assets, that affects the ability of Flare King or the FK Subsidiary to conduct normal operations after the Closing or that affects the validity or enforceability of this Agreement;

(d) any destruction, damage, or loss suffered by Flare King or the FK Subsidiary or with respect to any Flare King Asset (whether or not covered by insurance);

(e) any revaluation, write-down or write-off by Flare King or the FK Subsidiary of any of the Flare King Assets;

(f) any declaration, setting aside, or payment of a dividend or other distribution or commitment, obligation or other agreement made with any party with respect to the payment of any dividend or the making of any distribution in respect of any of the capital stock of Flare King, or any direct or indirect redemption, purchase, or other acquisition by Flare King of any of its capital stock;

(g) any increase in the salary or other compensation, including without limitation all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payment in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, payable or to become payable by Flare King or the FK Subsidiary to any of its officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment by Flare King of a bonus or increased or additional salary or compensation to any such person;

(h) any sale, lease or other disposition of any Flare King Asset other than sales of goods and services in the ordinary course of business and arm's-length sales of capital assets in a manner consistent with past practice in immaterial amounts;

(i) any mortgage, pledge, or other encumbrance of any Flare King Asset;

(j) any forgiveness of any debt owed to Flare King or the FK Subsidiary;

(k) any amendment or termination of any material contract, agreement, or license to which Flare King or the FK Subsidiary is a party or to which any of the Flare King Assets are subject, except in the ordinary course of business;

(l) any breach of the terms of any contract or agreement that is material to the business of Flare King or the FK Subsidiary;

(m) any loan by Flare King or the FK Subsidiary to any person or entity, or guaranty by Flare King or the FK Subsidiary of any loan, or the incurrence of any debt by Flare King or the FK Subsidiary, other than trade debt incurred in the ordinary course of business consistent with past practice;

(n) any commencement, notice of commencement or threat of commencement of any litigation or any governmental proceeding against or investigation of Flare King or the FK Subsidiary or the affairs of Flare King or the FK Subsidiary;

(o) any issuance or sale by Flare King or the FK Subsidiary of any of Flare King's capital stock of any class, or of any other of its securities, or any commitment, obligation or agreement to do so;

(p) any liabilities that have not been disclosed on the Flare King Financial Statements, other than those incurred in the ordinary course of business since December 31, 1996;

(q) any waiver or release of any right or claim of Flare King or the FK Subsidiary;

(r) any amendment to any national, federal, state, municipal, local, foreign or other tax returns or reports that have been filed by Flare King or the FK Subsidiary in any jurisdiction;

(s) any labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

(t) any transactions by Flare King or the FK Subsidiary with an affiliate or related party of Flare King or the FK Subsidiary;

(u) any change by Flare King or the FK Subsidiary in accounting methods or principles that would be required to be disclosed under generally accepted accounting principles;

(v) any borrowing of funds, agreement to borrow funds or guaranty by Flare King or the FK Subsidiary affecting or relating to Flare King or the FK Subsidiary or the Flare King Assets or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which Flare King or the FK Subsidiary is a party or by which any of the Flare King Assets is bound or to which any of the Flare King Assets is subject other than in the ordinary course of business consistent with past practices;

(w) any payment to a stockholder of Flare King other than routine payments consistent with past practice to such stockholder in his capacity as an employee;

(x) any entry into any commitment of any kind, or the occurrence of any event giving rise to any contingent liability not covered by the foregoing; or

(y) any contract, commitment or agreement to do any of the foregoing.

         4.12 ABSENCE OF DEFAULTS. Except as set forth on Schedule 4.12, neither Flare King nor the FK Subsidiary nor any FK Stockholder, is in default, and no event has occurred which with notice or lapse of time or both would constitute a default, in any way under any term or provision of any agreement or instrument to which Flare King, the FK Subsidiary or any FK Stockholder is a party or by which Flare King, the FK Subsidiary or any FK Stockholder is bound or by or to which any of the Flare King Assets is bound or subject that relates to or would affect Flare King, the FK Subsidiary or the Flare King Assets or that could adversely affect the ability of the FK Stockholders to consummate the transactions contemplated hereby.

         4.13 COMPLIANCE WITH LAWS. There has been no failure by Flare King, the FK Subsidiary or any FK Stockholder to comply with any federal, state or local law, statute, ordinance, rule or regulation in any respect that could have an adverse effect on the ability of Flare King to conduct normal operations after the Closing or on the ability of the FK Stockholders to consummate the transactions contemplated hereby.

         4.14 TAX RETURNS AND REPORTS. All federal, state, local and foreign income, excise, property, sales, use, payroll, informational and other tax returns and reports of Flare King and the FK Subsidiary (collectively, the "Tax Returns") have been timely filed (including pursuant to extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes of Flare King and/or the FK Subsidiary for the periods covered thereby. All federal income, excise and payroll taxes, and all state, local and foreign income, excise, property, sales and use taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions which are called for as due by the Tax Returns, or which are claimed to be due with respect to the periods covered thereby, from Flare King and/or the FK Subsidiary (the "Taxes"), have been properly accrued or paid. Neither Flare King nor the FK Subsidiary has received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of any Tax Returns of or tax claims in respect of the Tax Returns asserted against Flare King or the FK Subsidiary or either of their properties. There has been no intentional disregard of any applicable statute, regulation, rule or revenue ruling in the preparation of any Tax Return applicable to Flare King or the FK Subsidiary. There are no tax liens on any of the Flare King Assets except for Liens for current taxes not yet due and payable. There is no basis for any additional assessment of any Taxes, penalties or interest with respect to Flare King or the FK Subsidiary that is not subject to defenses well-founded in law or in fact. Neither Flare King nor the FK Subsidiary has waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect. Neither Flare King nor the FK Subsidiary has since its incorporation been treated as a member of a consolidated group for purposes of the preparation of financial statements or of tax returns other than as a member, for federal income tax purposes only, of a consolidated group of which Flare King is the parent corporation.

         4.15 LITIGATION. Except as set forth on Schedule 4.15, (a) there are no actions, claims, suits, governmental investigations, governmental inquiries or proceedings pending or threatened against Flare King, the FK Subsidiary or any FK Stockholder, at law or in equity, in any court, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality that (i) affect the validity or enforceability of this Agreement or the documents contemplated hereby to be executed by the FK Stockholders; (ii) restrict the continuing transaction of business with the customers of Flare King or the FK Subsidiary; (iii) delay consummation of the transactions contemplated hereby or (iv) establish a Lien against any of the Flare King Assets; and (b) none of Flare King, the FK Subsidiary or any FK Stockholder is in violation of any order, decree, judgment, award, determination, ruling or regulation of any court, governmental department, commission, board, bureau, agency or other instrumentality, the result of which violation individually or violations in the aggregate has had or could be expected to have a material adverse effect on Flare King, the FK Subsidiary or the Flare King Assets or that (i) affect the validity or enforceability of this Agreement; (ii) restrict the continuing transaction of business with the customers of Flare King or the FK Subsidiary; (iii) delay consummation of the transactions contemplated hereby; or (iv) establish a Lien against any of the Flare King Assets.

         4.16 CUSTOMERS AND SUPPLIERS. Schedule 4.16 lists the names and addresses of the customers and suppliers of Flare King since January 1, 1996. The relationships of Flare King with the customers and suppliers listed in
Schedule 4.16 are satisfactory, and Flare King is not aware of any unresolved disputes with any of such customers or suppliers. Since January 1, 1996, no customer or supplier has, except as set forth on Schedule 4.16, cancelled, modified or notified Flare King in writing of its intent to cancel or modify its relationship with Flare King.

         4.17 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The accounts receivable of Flare King reflected in Flare King Financial Statements as of December 31, 1996 and all accounts receivable arising thereafter and on or before the date hereof arose from BONA FIDE transactions in the ordinary course of business, and the reserves against such accounts receivable reflected in the Flare King Financial Statements are commercially reasonable and have been determined in accordance with past practice. No counterclaims or offsetting claims with respect to such accounts receivable are pending or threatened. The accounts payable reflected in the Flare King Financial Statements, and all accounts payable arising thereafter and before the date hereof arose from BONA FIDE transactions in the ordinary course of business, and all such accounts payable
(i) have either been paid, (ii) are not yet due and payable under the standard procedures of Flare King for payment of accounts payable, or (iii) are being contested by Flare King in good faith.

         4.18 NO UNDISCLOSED LIABILITIES OR AGREEMENTS. Except as set forth on
Schedule 4.18, Flare King did not have, as of June 30, 1997, any debts, liabilities or obligations of any nature whether accrued, absolute, contingent or otherwise, whether due or to become due, except to the extent reflected in the Flare King Financial Statements.

         4.19 EMPLOYEE BENEFIT PLANS.

(a) Schedule 4.19 lists all employee welfare and employee pension benefit plans of Flare King or the FK Subsidiary, as defined under Sections 3(l) and 3(2) of ERISA, respectively, which have been sponsored by, maintained by, or contributed to by Flare King or the FK Subsidiary, in effect as of the date hereof or during the five-year period ending on the date hereof, including without limitation all pension, profit sharing, savings and thrift, bonus, incentive or deferred compensation, severance pay and medical and life insurance plans in which any current or former employees of Flare King or the FK Subsidiary ("Affected Flare King Employees") participate ("Flare King Employee Plans") written copies of all which Flare King Employee Plans have been provided to representatives of the Company, the Company Stockholders and the HT Equityholders. Except as set forth on Schedule 4.19, no Flare King Employee Plans are pension plans within the meaning of Section 3(2) of ERISA that are intended to be "qualified plans" ("Qualified Plans") under Section 401(a) of the Code.

(b) Except as set forth on Schedule 4.19, each of Flare King and the FK Subsidiary (i) has made all payments due from it to date under or with respect to each Flare King Employee Plan; (ii) has performed all obligations required to be performed by it under each Flare King Employee Plan and there is no claimed or existing default or violation under any Flare King Employee Plan or event or condition which, upon giving of notice or the lapse of time or both, would constitute such a default or violation; and (iii) is in compliance with the requirements prescribed by all statutes, orders or governmental rules or regulations applicable to the Flare King Employee Plans, including without limitation ERISA and the Code. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any Flare King Employee Plan or against the assets of any Flare King Employee Plan.

(c) All Flare King Employee Plans are in compliance with and have been administered in compliance with all applicable requirements of law, including without limitation the Code and ERISA, and all contributions required to be made to each such plan under the terms of such plan, ERISA or the Code for all periods of time before the Closing Date have been or will be, as the case may be, made or accrued.

(d) With respect to any Qualified Plan, a favorable Tax Reform Act of 1986 determination letter as to the qualification under Section 401(a) of the Code has been issued and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code and any amendment made to or action taken with respect to any Qualified Plan subsequent to the date of such determination letter has not adversely affected the qualified status of any such plan. Each of Flare King and the FK Subsidiary has performed all obligations required to be performed by it under, and is not in default under or in violation of, the terms of any of the Flare King Employee Plans in any respect. Neither Flare King, the FK Subsidiary nor any other "disqualified person" (as defined in Section 4975 of the Code) or "party in interest" (as defined in
Section 3(14) of ERISA) has engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any Flare King Employee Plan (or its related trust, if any), Flare King, the FK Subsidiary or any officer, director or employee of Flare King or the FK Subsidiary to the excise tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA. Neither Flare King nor the FK Subsidiary has incurred, and neither will incur, any liability to the Pension Benefit Guaranty Corporation including plan termination liability under Sections 4062, 4063 or 4064 of ERISA or the creation of a Lien against the property of Flare King or the FK Subsidiary under Section 4068 of ERISA, whether directly or on a controlled group basis by virtue of Section 4001(b)(1) of ERISA or otherwise (except for required premium payments, which payments have been made when due). Neither Flare King nor the FK Subsidiary has a liability attributable to an "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412(a) of the Code, whether or not waived, with respect to any Qualified Plan either directly or on a controlled group basis or otherwise, and neither has incurred any liability attributable to an accumulated funding deficiency under Section 4971 of the Code or Section 302 of ERISA including the lien under Section 302(f) of ERISA whether directly or on a controlled group basis or otherwise.

(e) Neither Flare King nor the FK Subsidiary is required to contribute to, nor during the five-year period ending on the Closing Date has been required to contribute to, any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, and neither Flare King nor the FK Subsidiary is subject to any withdrawal or partial withdrawal liability within the contemplation of Section 4201 of ERISA whether directly or on a controlled group basis by virtue of
Section 4001(b)(1) of ERISA or otherwise and neither will become subject thereto as a result of the transactions contemplated by this Agreement.

         4.20 CONTRACTS AND COMMITMENTS. Schedule 4.20 contains a true, complete and correct list (and the FK Stockholders have previously delivered to representatives of the Company, the Company Stockholders and the HT Equityholders true, complete and correct copies) of all of the following documents or agreements, or summaries of material oral agreements or understandings, relating to the business of Flare King, the FK Subsidiary or the Flare King Assets to which, on the date of this Agreement, Flare King, or the FK Subsidiary is a party, or which relate to or affect Flare King, the FK Subsidiary or the Flare King Assets or the transactions contemplated hereby and all documents or agreements which may require any action or consent in connection with such transactions, as they may have been amended to the date hereof:

(a) any written employment or consulting agreement, contract or commitment with any employee, officer or director or any contract or agreement with other consultants;

(b) any agreement, contract or commitment with any party containing any covenant limiting the ability of Flare King, the FK Subsidiary or any employee of Flare King or the FK Subsidiary to engage in business or to compete in any location or with any person;

(c) any partnership or joint venture agreement with any party or any arrangements with any party with respect to the sharing of or in the profits or revenues of Flare King or the FK Subsidiary, including without limitation any licensing or royalty agreements;

(d) any agreement or instrument relating to the borrowing of money, or the direct or indirect guarantee of any obligation for, or an agreement to service the repayment of, borrowed money or any other contingent obligations in respect of indebtedness of any other party;

(e) any agreement, contract or commitment relating to the future disposition or acquisition of any investment in any party or of any interest in any business enterprise involving the business of Flare King or the FK Subsidiary or the Flare King Assets;

(f) any contract or commitment for capital expenditures or the acquisition or construction of fixed assets;

(g) any contract or commitment for the sale or furnishing of materials, supplies, merchandise, equipment or services;

(h) any written agreement, instrument or other arrangement, or any unwritten agreement, contract, commitment or other arrangement, between or among Flare King or the FK Subsidiary and any affiliates of Flare King or the FK Subsidiary;

(i) any contract which grants to any person a preferential right to purchase any of the Flare King Assets;

(j) any contract, agreement or commitment with respect to the discharge or removal of a Contaminant (as defined in Section 2.23(b) above) other than in the ordinary course of business; and

(k) any other material agreement or instrument not made in the ordinary course of business.

There is no course of dealing, waiver, side agreement, arrangement or understanding applicable to any such contract of Flare King or the FK Subsidiary not disclosed therein or in Schedule 4.20.

         4.21 INSURANCE. Schedule 4.21 sets forth a true, complete and correct list of all insurance policies of any kind or nature covering Flare King and the FK Subsidiary with respect to the business of Flare King and the FK Subsidiary and the Flare King Assets, including without limitation policies of life, fire, theft, employee fidelity, worker's compensation, property and other casualty and liability insurance, and indicates the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage for statutory workers' compensation. Schedule 4.21 also sets forth a list of any currently pending claims and any claims asserted under such policies or similar policies. Except as set forth in Schedule 4.21, the premiums for the insurance policies listed in
Schedule 4.21 have been fully paid. The insurance afforded under such policies or certificates is in full force and effect and will continue to cover Flare King and the FK Subsidiary, with respect to the business of Flare King and the FK Subsidiary and the Flare King Assets through the Closing. True, complete and correct copies of each such policy, or binders with respect thereto, have been made available to representatives of the Company, the Company Stockholders and the HT Equityholders. None of such insurance policies are subject to retroactive premium adjustment in respect of prior periods.

         4.22 EMPLOYEES. Schedule 4.22 lists all employees of Flare King or the FK Subsidiary, the rates of pay for each employee of Flare King or the FK Subsidiary and all commission, bonus or other compensation or expense reimbursement or allowance arrangements between Flare King or the FK Subsidiary and any of its employees. Schedule 4.22 lists each management or employment contract or contract for personal services and a description of any understanding or commitment between Flare King and any officer, consultant, director, employee, independent contractor or other person or entity. A true and complete copy of such contracts and a description of any understandings and commitments has been delivered to representatives of the Company, the Company Stockholders and the HT Equityholders.

         4.23 LABOR AGREEMENTS; DISPUTES. Neither Flare King nor the FK Subsidiary is a party to and neither has any obligation under any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization and has no obligation to recognize or deal with any labor union or organization. There are no pending or overtly threatened representation campaigns, elections or proceedings or questions concerning union representation involving any employees of Flare King or the FK Subsidiary. The FK Stockholders have any knowledge of any overt activities or efforts of any labor union or organization (or representatives thereof) to organize any employees engaged in the business of Flare King or the FK Subsidiary, nor of any demands for recognition or collective bargaining, nor of any strikes, slowdowns, work stoppages or lock-outs of any kind, or overt threats thereof, by or with respect to any of its employees, or any actual or claimed representatives thereof, and no such activities, efforts, demands, strikes, slowdowns, work stoppages or lock-outs have occurred with respect to Flare King or the FK Subsidiary.

         4.24 ENVIRONMENTAL AND HEALTH SAFETY MATTERS.

(a) As used in this Section 4.24, all terms appearing in initial capitals shall have the meaning given them in Section 2.24(b) hereof. Except as set forth on
Schedule 4.24, with respect to the business of Flare King and the FK Subsidiary and the Facilities, (i) the operations of Flare King and the FK Subsidiary comply in all respects with all applicable environmental, health and safety statutes, treaties, conventions, rules, ordinances, and regulations in all jurisdictions in which Flare King or the FK

Subsidiary conducts business, including without limitation all Domestic Environmental Laws and Foreign Environmental Laws applicable to the jurisdictions in which operations are conducted; (ii) none of the operations of Flare King or the FK Subsidiary are subject to any judicial or administrative proceeding alleging the violation of any Domestic Environmental Law or Foreign Environmental Law; (iii) none of the operations of Flare King or the FK Subsidiary are the subject of any investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant or other substance into the environment; (iv) neither Flare King nor the FK Subsidiary has filed any notice under any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Flare King or the FK Subsidiary are conducted indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release of a Contaminant or other substance into the environment; (v) neither Flare King nor the FK Subsidiary has contingent liability in connection with any Release of any Contaminant or other substance into the environment, including without limitation any contingent liability for failure to report a Release; (vi) none of the operations of Flare King or the FK Subsidiary involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent thereof, in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Flare King or the FK Subsidiary are conducted, including without limitation statutes, regulations and laws pertaining to permits and manifests; (vii) neither Flare King nor the FK Subsidiary has disposed of any hazardous waste or substance or other material by placing it in or on the ground or waters of any premises owned, leased or used by Flare King or the FK Subsidiary in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Flare King or the FK Subsidiary are conducted nor has any lessee or prior owner; (viii) no underground storage tanks or surface impoundments are, on any of the locations upon which the operations of Flare King or the FK Subsidiary are conducted, in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Flare King or the FK Subsidiary are conducted; and (ix) no Lien in favor of any governmental authority for (A) any liability under Domestic Environmental Laws or Foreign Environmental Laws applicable to the jurisdiction in which operations of Flare King or the FK Subsidiary with respect to the business of Flare King or the FK Subsidiary is conducted, or (B) damages arising from or costs incurred by such governmental authority in response to a release of a Contaminant or other substance into the environment has been filed or attached to any of the assets of Flare King or the FK Subsidiary or any of the locations upon which the operations of Flare King or the FK Subsidiary with respect to the business of Flare King is conducted.

         4.25 POWER OF ATTORNEY. No person holds a power of attorney to act on behalf of Flare King or the FK Subsidiary with respect to the business of Flare King, the FK Subsidiary or the Flare King Assets.

         4.26 BANK ACCOUNTS. Schedule 4.26 contains a complete and correct list of the names and locations of all banks in which Flare King or the FK Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. No funds on deposit in banks or certificates of deposit or other liquid assets or investments of Flare King or the FK Subsidiary are restricted as to access or use.

         4.27 REGULATORY FILINGS. Flare King and the FK Subsidiary have filed or caused to be filed all reports, statements, documents, registrations, filings or submissions required, in connection with the operation of the business of Flare King, the FK Subsidiary or the Flare King Assets, to be filed by Flare King or the FK Subsidiary with any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or other instrumentality. All such filings complied with applicable law when filed and no deficiencies have been asserted by any such regulatory authority with respect to such filings or submissions.

         4.28 BROKERS AND FINANCIAL ADVISERS. All negotiations with respect to this Agreement and the transactions contemplated hereby have been carried out by the FK Stockholders directly with the Company, the Company Stockholders and the HT Equityholders, without the intervention of any person on behalf of the FK Stockholders in such manner as to give rise to any valid claim by any person for a finder's fee, brokerage commission or similar payment.

         4.29 TRANSACTIONS WITH AFFILIATES. There are no direct or indirect contracts or arrangements, formal or informal or written or oral, related to the business of Flare King, the FK Subsidiary or the Flare King Assets between the FK Stockholders, Flare King or the FK Subsidiary and any other persons controlling, under common control with or controlled by Flare King or the FK Subsidiary or any of their affiliates or persons related thereto.

         4.30 INVESTMENT REPRESENTATION. The shares of Parent Common Stock to be received in consideration for the Flare King Contribution by each FK Stockholder under the terms of this Agreement (collectively the "FK Parent Shares") will be acquired for such FK Stockholder's own account, for investment purposes only and not with a view to the distribution thereof. The FK Stockholders are not participating, directly or indirectly, in any distribution or transfer of such shares, nor are they participating, directly or indirectly, in underwriting any such distribution or transfer of the FK Parent Shares within the meaning of the Securities Act. The FK Stockholders and their representatives have such knowledge and experience in business matters that they are capable of evaluating the merits and risks of an investment in the Parent and the acquisition of the FK Parent Shares and the FK Stockholders are making an informed investment decision with respect thereto. The FK Stockholders have been informed by the Parent that the FK Parent Shares issuable pursuant to this Agreement will not be registered at the time of their issuance under the Securities Act or any state's securities laws and may not be transferred, assigned or otherwise disposed of unless the FK Parent Shares are subsequently registered under the Securities Act or appropriate state securities laws or an appropriate exemption therefrom is available and that, except pursuant to the terms of the Registration Rights Agreement contemplated hereunder, the Parent is under no obligation to register the FK Parent Shares under the Securities Act or any state's securities laws or to take any steps to assist the FK Stockholders to comply with any applicable exemption under the Securities Act or any state's securities laws with respect to the FK Parent Shares.

         4.31 DISCLOSURE. Each response by the FK Stockholders directly or through their representatives to inquiries in connection with the due diligence performed by representatives of the Company, the Company Stockholders and the HT Equityholders, as revised or updated by subsequent disclosures before the date hereof and this Agreement, were complete and accurate in all material respects. Copies of all documents and other written information referred to herein or in the

Schedules that have been delivered or made available to the Company, the Company Stockholders and/or the HT Equityholders are true, correct and complete copies thereof and include all amendments, supplements or modifications thereto or waivers thereunder. Such documents and other written information do not omit any material facts necessary, in light of the circumstances under which such information was furnished, to make the statements set forth therein not misleading. Except as expressly set forth in this Agreement and the Schedules or in the certificates or other documents delivered pursuant hereto, the FK Stockholders have no knowledge of any facts which will have any material adverse effect on the value of the business of Flare King and the FK Subsidiary taken as a whole or the Flare King Assets.


                                    ARTICLE 5
             REPRESENTATIONS AND WARRANTIES OF THE HT EQUITYHOLDERS

         The HT Equityholders hereby represent and warrant to the Company, the Company Stockholders and the FK Stockholders as follows:

         5.1 ORGANIZATION AND GOOD STANDING. Hi-Tech is a limited liability company [DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING] under the laws of Texas. Hi-Tech has all requisite power and authority to own, hold, use and lease its properties and assets and to conduct its business as it is now being conducted. Hi-Tech is duly qualified as a foreign entity and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so qualified. The Hi-Tech Equityholders have made available to the FK Stockholders, the Company, and the Company Stockholders or the respective representatives thereof true, complete and correct copies of its articles of organization and regulations, as amended to the date of this Agreement.

         5.2 CAPITALIZATION OF HI-TECH. The members capital of Hi-Tech consists of membership interests, without par value, with the issuance thereof expressed as percentages. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Hi-Tech to issue or to transfer from treasury any additional membership interests of any class. All membership interests of Hi-Tech are held of record and beneficially as set forth on Schedule 5.2.

         5.3 OWNERSHIP; VOTING RIGHTS. The HT Equityholders are the record and beneficial holders of all of the membership interests of Hi-Tech, free and clear of all Liens. The membership interests of Hi-Tech are not subject to any voting trust, voting agreement or other agreement regarding the right or obligation to vote such membership interests.

         5.4 NO SUBSIDIARIES OR OTHER OWNERSHIP INTERESTS. Hi-Tech does not own or control, directly or indirectly, shares of capital stock, debt instruments or other securities of any corporation or hold, directly or indirectly, any interest in any trust, partnership, limited partnership, joint venture, business association, limited liability company, unincorporated business, proprietorship, business enterprise or other business entity whatsoever.

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
         5.5 AUTHORITY. Each HT Equityholder has all requisite power and authority to enter into, execute and deliver this Agreement and the documents contemplated hereby to be executed by it and to perform the obligations to be performed by it hereunder and thereunder. This Agreement has been duly executed and delivered by each HT Equityholder and constitutes, and such other documents when executed and delivered by such HT Equityholder will constitute, the legal, valid and binding obligations of such HT Equityholder, enforceable against such HT Equityholder in accordance with their respective terms.

         5.6 NO CONFLICTS. The execution and delivery of this Agreement and the documents contemplated hereby to be executed by each of the HT Equityholders do not, and compliance by each with the terms hereof and thereof and consummation by each of the transactions contemplated hereby and thereby will not, (a) violate or conflict with any existing term or provision of any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to such HT Equityholder; (b) conflict with or result in a breach of or default under any of the terms, conditions or provisions of the articles of incorporation or bylaws, if applicable, of such HT Equityholder or any agreement or instrument to which such HT Equityholder is a party or otherwise subject, or by which the Hi-Tech Assets (as hereinafter defined) may be bound; (c) result in the creation or imposition of any Lien upon any of the Hi-Tech Assets; (d) give to others any right of termination, cancellation, acceleration or modification in or with respect to any agreement or instrument to which such HT Equityholder is a party or otherwise subject, or by which such HT Equityholder or the Hi-Tech Assets may be bound; or (e) breach any fiduciary duty owed by such HT Equityholder to any person or entity.

         5.7 CONSENTS AND APPROVALS. The execution and delivery by each HT Equityholder of this Agreement and the documents contemplated hereby to be executed by such HT Equityholder, compliance by such HT Equityholder with the terms hereof and thereof and consummation by such HT Equityholder of the transactions contemplated hereby and thereby do not require such HT Equityholder to obtain any consent, approval or action of, make any filings with or give any notice to any corporation, person, firm or other entity, or any public, governmental or judicial authority.

         5.8 TITLE TO HI-TECH ASSETS; CONDITION. Except as set forth on Schedule 5.8, Hi-Tech has good title to all of the tangible and intangible properties and assets used in the conduct of the business of Hi-Tech, wherever located (the "Hi-Tech Assets"), including without limitation those properties and assets set forth on Schedule 5.8 attached hereto, and all of the following in any way pertaining to, related to, identified with or otherwise used in the business of Hi-Tech: all machinery and equipment, office furniture and equipment, furnishings, fittings, accessories, appliances, contracts, licenses, permits, financial books and records, industry expertise, vendor and customer relationships, goodwill, operating rights, rights to telephone numbers, right to or associated with Hi-Tech's name, all rights to or associated with any trade names, trademarks and logos related thereto and the value associated therewith, free and clear, except as set forth on Schedule 5.8, of any Liens. The tangible Hi-Tech Assets have, as applicable, been installed, operated and maintained in accordance with accepted industry practice, are free from latent defects or defects of workmanship or materials, are suitable for the purposes for which they have been and are being employed in the operation of the business of Hi-Tech and are in good operating condition and repair, ordinary wear and tear excepted. Nothing has occurred to the Hi-Tech Assets since December 31, 1996 that would have any effect on the value of the Hi-Tech Assets or the suitability of the Hi-Tech Assets for the purposes for which they have been and are being employed in the operation of the business of Hi-Tech. Schedule 5.8 lists all material leases, operating agreements, maintenance agreements, management agreements, mortgages and other documents or agreements applicable to the Hi-Tech Assets. There are no actual, pending or threatened claims against the Hi-Tech Assets that could give rise to a Lien (other than Liens that would be covered by valid and collectible insurance, including applicable deductibles), or acts or incidents which could give rise to any such claims, relating to or arising out of the Hi-Tech Assets or the operation of the business of Hi-Tech. All assets necessary or useful in or to the business of Hi-Tech as presently operated by Hi-Tech are owned of record and beneficially by Hi-Tech and not by any affiliate of Hi-Tech or any other party. As to each material contract that constitutes part of the Hi-Tech Assets, such contract is in full force and effect, no notice of cancellation or termination or default has been received by Hi-Tech and no event or condition has occurred or exists which, with notice or lapse of time or both, would constitute a default thereunder. The transactions contemplated hereby will not affect the validity or enforceability of such contracts. As to each lease or license the leasehold or licensee's interest in which constitutes part of the Hi-Tech Assets, such lease or license is in full force and effect, no notice of cancellation or termination under any option or right reserved to the lessor or licensor under such lease or license or notice of default has been received by Hi-Tech and no event or condition has occurred or exists which, with notice or lapse of time or both would constitute a default hereunder. Hi-Tech has not assigned its interest under any such lease or license or subleased the premises demised thereby or sublicensed the right or license granted thereby. The transactions contemplated hereby will not affect the validity or enforceability of the leases and licenses. Each of the parcels of land, a leasehold or fee estate in which is included in the Hi-Tech Assets, has free and uninterrupted access to and from a dedicated public right-of-way by reason of the fact that such parcel either adjoins such dedicated public right-of-way or connects to such right-of-way through a valid and subsisting easement, and such access is adequate for the use being made of the parcel being accessed.

         5.9 FINANCIAL STATEMENTS. Schedule 5.9 attached hereto contains true and complete copies of the audited financial statements of Hi-Tech as of and for the period ended December 31, 1996 and unaudited financial statements of Hi-Tech as of and for the period ended June 30, 1997 (the "Hi-Tech Financial Statements"). The Hi-Tech Financial Statements are true and correct and fairly present, in accordance with generally accepted accounting principles consistently applied, the financial position of Hi-Tech as of the dates indicated and the results of operations and cash flows of Hi-Tech for the respective periods then ended. All detailed schedules accompanying the Hi-Tech Financial Statements or otherwise provided to the FK Stockholders, the Company, and the Company Stockholders with respect thereto, including without limitation schedules with respect to accounts payable, accounts receivable, accrued liabilities, inventory, fixed assets, prepaid expenses and other assets and liabilities, are true and correct in all material respects and have been prepared on a basis consistent with Hi-Tech's past practice and with generally accepted accounting practices. Except as set forth on Schedule 5.9, there are no material liabilities, contingent or definite, and no assets used in the business of Hi-Tech that are not reflected in the Hi-Tech Financial Statements and such detailed schedules.

         5.10 CUSTOMARY BUSINESS PRACTICE. Hi-Tech has not conducted or maintained any business practices or relationships in any manner other than is customary or standard in the industry, and neither Hi-Tech nor any of its equityholders, officers, directors, employees or agents have any special relationships with any suppliers or customers that are inconsistent with customary and standard practice in the industry or constitute a violation of any applicable law.

         5.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
Schedule 5.11, there has not been, occurred or arisen any of the following as they relate to Hi-Tech since December 31, 1996:

(a) any transaction by Hi-Tech, except in the ordinary course of business as conducted prior to December 31, 1996;

(b) any capital expenditure by Hi-Tech;

(c) any change in or any event, condition or state of facts of any character peculiar to the Hi-Tech Assets or the operation of the business of Hi-Tech or its predecessors that individually or in the aggregate adversely affects Hi-Tech or the Hi-Tech Assets, that affects the ability of Hi-Tech to conduct normal operations after the Closing or that affects the validity or enforceability of this Agreement;

(d) any destruction, damage, or loss suffered by Hi-Tech or with respect to any Hi-Tech Asset (whether or not covered by insurance);

(e) any revaluation, write-down or write-off by Hi-Tech of any of the Hi-Tech Assets;

(f) any declaration, setting aside, or payment of a dividend or other distribution or commitment, obligation or other agreement made with any party with respect to the payment of any dividend or the making of any distribution in respect of any of the membership interests of Hi-Tech, or any direct or indirect redemption, purchase, or other acquisition by Hi-Tech of any of its membership interests;

(g) any increase in the salary or other compensation, including without limitation all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payment in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, payable or to become payable by Hi-Tech to any of its officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment by Hi-Tech of a bonus or increased or additional salary or compensation to any such person;

(h) any sale, lease or other disposition of any Hi-Tech Asset other than sales of goods and services in the ordinary course of business and arm's-length sales of capital assets in a manner consistent with past practice in immaterial amounts;

(i) any mortgage, pledge, or other encumbrance of any Hi-Tech Asset;

(j) any forgiveness of any debt owed to Hi-Tech;

(k) any amendment or termination of any material contract, agreement, or license to which Hi-Tech is a party or to which any of the Hi-Tech Assets are subject, except in the ordinary course of business;

(l) any breach of the terms of any contract or agreement that is material to the business of Hi-Tech;

(m) any loan by Hi-Tech to any person or entity, or guaranty by Hi-Tech of any loan, or the incurrence of any debt by Hi-Tech, other than trade debt incurred in the ordinary course of business consistent with past practice;

(n) any commencement, notice of commencement or threat of commencement of any litigation or any governmental proceeding against or investigation of Hi-Tech or the affairs of Hi-Tech;

(o) any issuance or sale by Hi-Tech of any of Hi-Tech's membership interests of any class, or of any other of its securities, or any commitment, obligation or agreement to do so;

(p) any liabilities that have not been disclosed on the Hi-Tech Financial Statements, other than those incurred in the ordinary course of business since December 31, 1996;

(q) any waiver or release of any right or claim of Hi-Tech;

(r) any amendment to any national, federal, state, municipal, local, foreign or other tax returns or reports that have been filed by Hi-Tech in any jurisdiction;

(s) any labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

(t) any transactions by Hi-Tech with an affiliate or related party of Hi-Tech;

(u) any change by Hi-Tech in accounting methods or principles that would be required to be disclosed under generally accepted accounting principles;

(v) any borrowing of funds, agreement to borrow funds or guaranty by Hi-Tech affecting or relating to the Hi-Tech Assets or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which Hi-Tech is a party or by which any of the Hi-Tech Assets is bound or to which any of the Hi-Tech Assets is subject other than in the ordinary course of business consistent with past practices;

(w) any payment to a stockholder of Hi-Tech other than routine payments consistent with past practice to such stockholder in his capacity as an employee;

(x) any entry into any commitment of any kind, or the occurrence of any event giving rise to any contingent liability not covered by the foregoing; or

(y) any contract, commitment or agreement to do any of the foregoing.

         5.12 ABSENCE OF DEFAULTS. Except as set forth on Schedule 5.12, neither Hi-Tech nor any HT Equityholder is in default, and no event has occurred which with notice or lapse of time or both would constitute a default, in any way under any term or provision of any agreement or instrument to which Hi-Tech or any HT Equityholder is a party or by which Hi-Tech or any HT Equityholder is bound or by or to which any of the Hi-Tech Assets is bound or subject that relates to or would affect Hi-Tech or the Hi-Tech Assets or that could adversely affect the ability of the HT Equityholders to consummate the transactions contemplated hereby.

         5.13 COMPLIANCE WITH LAWS. There has been no failure by Hi-Tech or any of the HT Equityholders to comply with any federal, state or local law, statute, ordinance, rule or regulation in any respect that could have an adverse effect on the ability of Hi-Tech to conduct normal operations after the Closing or on the ability of the HT Equityholders to consummate the transactions contemplated hereby.

         5.14 TAX RETURNS AND REPORTS. All federal, state, local and foreign income, excise, property, sales, use, payroll, informational and other tax returns and reports of Hi-Tech (collectively, the "Tax Returns") have been timely filed (including pursuant to extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes of Hi-Tech for the periods covered thereby. All federal income, excise and payroll taxes, and all state, local and foreign income, excise, property, sales and use taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions which are called for as due by the Tax Returns, or which are claimed to be due with respect to the periods covered thereby, from Hi-Tech (the "Taxes"), have been properly accrued or paid. Hi-Tech has not received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of any Tax Returns of or tax claims in respect of the Tax Returns asserted against Hi-Tech or its properties. There has been no intentional disregard of any applicable statute, regulation, rule or revenue ruling in the preparation of any Tax Return applicable to Hi-Tech. There are no tax liens on any of the Hi-Tech Assets except for Liens for current taxes not yet due and payable. There is no basis for any additional assessment of any Taxes, penalties or interest with respect to Hi-Tech that is not subject to defenses well-founded in law or in fact. Hi-Tech has not waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect. Hi-Tech is not and has not since its incorporation been treated as a member of a consolidated group for purposes of the preparation of financial statements or of tax returns.

         5.15 LITIGATION. Except as set forth on Schedule 5.15, (a) there are no actions, claims, suits, governmental investigations, governmental inquiries or proceedings pending against Hi-Tech or any HT Equityholder or threatened against Hi-Tech or any HT Equityholder, at law or in equity, in any court, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality that (i) affect the validity or enforceability of this Agreement or the documents contemplated hereby to be executed by the HT Equityholders; (ii) restrict the continuing transaction of business with the customers of Hi-Tech; (iii) delay consummation of the transactions contemplated hereby or (iv) establish a Lien against any of the Hi-Tech Assets; and (b) neither Hi-Tech nor any HT Equityholder is in violation of any order, decree, judgment, award, determination, ruling or regulation of any court, governmental department, commission, board, bureau, agency or other instrumentality, the result of which violation individually or violations in the aggregate has had or could be expected to have an adverse effect on Hi-Tech or the Hi-Tech Assets or that (i) affect the validity or enforceability of this Agreement; (ii) restrict the continuing transaction of business with the customers of Hi-Tech; (iii) delay consummation of the transactions contemplated hereby; or (iv) establish a Lien against any of the Hi-Tech Assets.

         5.16 CUSTOMERS AND SUPPLIERS. Schedule 5.16 lists the names and addresses of the customers and suppliers of Hi-Tech since January 1, 1996. The relationships of Hi-Tech with the customers and suppliers listed in Schedule
5.16 are satisfactory, and Hi-Tech is not aware of any unresolved disputes with any of such customers or suppliers. Since January 1, 1996, no customer or supplier has, except as set forth on Schedule 5.16, cancelled, modified or notified Hi-Tech in writing of its intent to cancel or modify its relationship with Hi-Tech.

         5.17 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The accounts receivable of Hi-Tech reflected in the Hi-Tech Financial Statements as of December 31, 1996 and all accounts receivable arising thereafter and on or before the date hereof arose from BONA FIDE transactions in the ordinary course of business, and the reserves against such accounts receivable reflected in the Hi-Tech Financial Statements are commercially reasonable and have been determined in accordance with past practice. No counterclaims or offsetting claims with respect to such accounts receivable are pending or threatened. The accounts payable reflected in the Hi-Tech Financial Statements, and all accounts payable arising thereafter and before the date hereof arose from BONA FIDE transactions in the ordinary course of business, and all such accounts payable (i) have either been paid,
(ii) are not yet due and payable under the standard procedures of Hi-Tech for payment of accounts payable, or (iii) are being contested by Hi-Tech in good faith.

         5.18 NO UNDISCLOSED LIABILITIES OR AGREEMENTS. Except as set forth on
Schedule 5.18, Hi-Tech did not have, as of June 30, 1997, any debts, liabilities or obligations of any nature whether accrued, absolute, contingent or otherwise, whether due or to become due, except to the extent reflected in the Hi-Tech Financial Statements.

         5.19 EMPLOYEE BENEFIT PLANS.

(a) Schedule 5.19 lists all employee welfare and employee pension benefit plans of Hi-Tech, as defined under Sections 3(l) and 3(2) of ERISA, respectively, which have been sponsored by, maintained by, or contributed to by Hi-Tech, in effect as of the date hereof or during the five-year period ending on the date hereof, including without limitation all pension, profit sharing, savings and thrift, bonus, incentive or deferred compensation, severance pay and medical and life insurance plans in which any current or former employees of Hi-Tech ("Affected Hi-Tech Employees") participate ("Hi-Tech Employee Plans"), written copies of all which Hi-Tech Employee Plans have been provided to representatives of the FK Stockholders, the Company, and the Company Stockholders. Except as set forth on Schedule 5.19, no Hi-Tech Employee Plans are pension plans within the meaning of Section 3(2) of ERISA that are intended to be "qualified plans" ("Qualified Plans") under Section 401(a) of the Code.

(b) Except as set forth on Schedule 5.19, Hi-Tech (i) has made all payments due from it to date under or with respect to each Hi-Tech Employee Plan; (ii) has performed all obligations required to be performed by it under each Hi-Tech Employee Plan and there is no claimed or existing default or violation under any Hi-Tech Employee Plan or event or condition which, upon giving of notice or the lapse of time or both, would constitute such a default or violation; and (iii) is in compliance with the requirements prescribed by all statutes, orders or governmental rules or regulations applicable to the Hi-Tech Employee Plans, including without limitation ERISA and the Code. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any Hi-Tech Employee Plan or against the assets of any Hi-Tech Employee Plan.

(c) All Hi-Tech Employee Plans are in compliance with and have been administered in compliance with all applicable requirements of law, including without limitation the Code and ERISA, and all contributions required to be made to each such plan under the terms of such plan, ERISA or the Code for all periods of time before the Closing Date have been or will be, as the case may be, made or accrued.

(d) With respect to any Qualified Plan, a favorable Tax Reform Act of 1986 determination letter as to the qualification under Section 401(a) of the Code has been issued and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code and any amendment made to or action taken with respect to any Qualified Plan subsequent to the date of such determination letter has not adversely affected the qualified status of any such plan. Hi-Tech has performed all obligations required to be performed by it under, and is not in default under or in violation of, the terms of any of the Hi-Tech Employee Plans in any respect. Neither Hi-Tech nor any other "disqualified person" (as defined in Section 4975 of the Code) or "party in interest" (as defined in Section 3(14) of ERISA) has engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any Hi-Tech Employee Plan (or its related trust, if any), Hi-Tech or any officer, director or employee of Hi-Tech to the excise tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA. Hi-Tech has not incurred, and will not incur, any liability to the Pension Benefit Guaranty Corporation including plan termination liability under Sections 4062, 4063 or 4064 of ERISA or the creation of a Lien against the property of Hi-Tech under Section 4068 of ERISA, whether directly or on a controlled group basis by virtue of Section 4001(b)(1) of ERISA or otherwise (except for required premium payments, which payments have been made when due). Hi-Tech does not have a liability attributable to an "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412(a) of the Code, whether or not waived, with respect to any Qualified Plan either directly or on a controlled group basis or otherwise, and has not incurred any liability attributable to an accumulated funding deficiency under Section 4971 of the Code or Section 302 of ERISA including the lien under Section 302(f) of ERISA whether directly or on a controlled group basis or otherwise.

(e) Hi-Tech is not required to contribute to, nor, during the five-year period ending on the Closing Date, has been required to contribute to, any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, and Hi-Tech is not subject to any withdrawal or partial withdrawal liability within the contemplation of Section 4201 of ERISA whether directly or on a controlled group basis by virtue of Section 4001(b)(1) of ERISA or otherwise and will not become subject thereto as a result of the transactions contemplated by this Agreement.

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
         5.20 CONTRACTS AND COMMITMENTS. Schedule 5.20 contains a true, complete and correct list (and the HT Equityholders have previously delivered to representatives of the FK Stockholders, the Company and the Company Stockholders true, complete and correct copies) of all of the following documents or agreements, or summaries of material oral agreements or understandings, relating to the business of Hi-Tech or the Hi-Tech Assets to which, on the date of this Agreement, Hi-Tech is a party, or which relate to or affect Hi-Tech or the Hi-Tech Assets or the transactions contemplated hereby and all documents or agreements which may require any action or consent in connection with such transactions, as they may have been amended to the date hereof:

(a) any written employment or consulting agreement, contract or commitment with any employee, officer or director or any contract or agreement with other consultants;

(b) any agreement, contract or commitment with any party containing any covenant limiting the ability of Hi-Tech or any employee of Hi-Tech to engage in business or to compete in any location or with any person;

(c) any partnership or joint venture agreement with any party or any arrangements with any party with respect to the sharing of or in the profits or revenues of Hi-Tech, including without limitation any licensing or royalty agreements;

(d) any agreement or instrument relating to the borrowing of money, or the direct or indirect guarantee of any obligation for, or an agreement to service the repayment of, borrowed money or any other contingent obligations in respect of indebtedness of any other party;

(e) any agreement, contract or commitment relating to the future disposition or acquisition of any investment in any party or of any interest in any business enterprise involving the business of Hi-Tech or the Hi-Tech Assets;

(f) any contract or commitment for capital expenditures or the acquisition or construction of fixed assets;

(g) any contract or commitment for the sale or furnishing of materials, supplies, merchandise, equipment or services;

(h) any written agreement, instrument or other arrangement, or any unwritten agreement, contract, commitment or other arrangement, between or among Hi-Tech and any affiliates of Hi-Tech;

(i) any contract which grants to any person a preferential right to purchase any of the Hi-Tech Assets;

(j) any contract, agreement or commitment with respect to the discharge or removal of a Contaminant (as defined in Section 2.24(b) above) other than in the ordinary course of business; and

(k) any other material agreement or instrument not made in the ordinary course of business.

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
There is no course of dealing, waiver, side agreement, arrangement or understanding applicable to any such contract of Hi-Tech not disclosed therein or in Schedule 5.20.

         5.21 INSURANCE. Schedule 5.21 sets forth a true, complete and correct list of all insurance policies of any kind or nature covering Hi-Tech with respect to the business of Hi-Tech and the Hi-Tech Assets, including without limitation policies of life, fire, theft, employee fidelity, worker's compensation, property and other casualty and liability insurance, and indicates the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage for statutory workers' compensation. Schedule 5.21 also sets forth a list of any currently pending claims and any claims asserted under such policies or similar policies. Except as set forth in Schedule 5.21, the premiums for the insurance policies listed in
Schedule 5.21 have been fully paid. The insurance afforded under such policies or certificates is in full force and effect and will continue to cover Hi-Tech, with respect to the business of Hi-Tech and the Hi-Tech Assets through the Closing. True, complete and correct copies of each such policy, or binders with respect thereto, have been made available to representatives of the FK Stockholders, the Company and the Company Stockholders. None of such insurance policies are subject to retroactive premium adjustment in respect of prior periods.

         5.22 EMPLOYEES. Schedule 5.22 lists all employees of Hi-Tech, the rates of pay for each employee of Hi-Tech and all commission, bonus or other compensation or expense reimbursement or allowance arrangements between Hi-Tech and any of its employees. Schedule 5.22 lists each management or employment contract or contract for personal services and a description of any understanding or commitment between Hi-Tech and any officer, consultant, director, employee, independent contractor or other person or entity. A true and complete copy of such contracts and a description of any understandings and commitments has been delivered to representatives of the FK Stockholders, the Company and the Company Stockholders.

         5.23 LABOR AGREEMENTS; DISPUTES. Hi-Tech is not a party to and has no obligation under any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization and has no obligation to recognize or deal with any labor union or organization. There are no pending or overtly threatened representation campaigns, elections or proceedings or questions concerning union representation involving any employees of Hi-Tech. Hi-Tech has no knowledge of any overt activities or efforts of any labor union or organization (or representatives thereof) to organize any employees engaged in the business of Hi-Tech, nor of any demands for recognition or collective bargaining, nor of any strikes, slowdowns, work stoppages or lock-outs of any kind, or overt threats thereof, by or with respect to any of its employees, or any actual or claimed representatives thereof, and no such activities, efforts, demands, strikes, slowdowns, work stoppages or lock-outs have occurred with respect to Hi-Tech.

         5.24 ENVIRONMENTAL AND HEALTH SAFETY MATTERS.

(a) As used in this Section 5.24, all terms appearing in initial capitals shall have the meaning given them in Section 2.23(b) hereof. Except as set forth on
Schedule 5.24, with respect to the business of Hi-Tech and the Facilities, (i) the operations of Hi-Tech comply in all respects with all applicable environmental, health and safety statutes, treaties, conventions, rules, ordinances, and regulations in

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
all jurisdictions in which Hi-Tech conducts business, including without limitation all Domestic Environmental Laws and Foreign Environmental Laws applicable to the jurisdictions in which operations are conducted; (ii) none of the operations of Hi-Tech are subject to any judicial or administrative proceeding alleging the violation of any Domestic Environmental Law or Foreign Environmental Law; (iii) none of the operations of Hi-Tech are the subject of any investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant or other substance into the environment; (iv) Hi-Tech has not filed any notice under any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Hi-Tech are conducted indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release of a Contaminant or other substance into the environment; (v) Hi-Tech has no contingent liability in connection with any Release of any Contaminant or other substance into the environment, including without limitation any contingent liability for failure to report a Release;
(vi) none of the operations of Hi-Tech involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent thereof, in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Hi-Tech are conducted, including without limitation statutes, regulations and laws pertaining to permits and manifests; (vii) Hi-Tech has not disposed of any hazardous waste or substance or other material by placing it in or on the ground or waters of any premises owned, leased or used by Hi-Tech in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Hi-Tech are conducted nor has any lessee or prior owner;
(viii) no underground storage tanks or surface impoundments are, on any of the locations upon which the operations of Hi-Tech are conducted, in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Hi-Tech are conducted; and (ix) no Lien in favor of any governmental authority for (A) any liability under Domestic Environmental Laws or Foreign Environmental Laws applicable to the jurisdiction in which operations of Hi-Tech with respect to the business of Hi-Tech is conducted, or (B) damages arising from or costs incurred by such governmental authority in response to a release of a Contaminant or other substance into the environment has been filed or attached to any of the assets of Hi-Tech or any of the locations upon which the operations of Hi-Tech with respect to the business of Hi-Tech is conducted.

         5.25 POWER OF ATTORNEY. No person holds a power of attorney to act on behalf of Hi-Tech with respect to the business of Hi-Tech or the Hi-Tech Assets.

         5.26 BANK ACCOUNTS. Schedule 5.26 contains a complete and correct list of the names and locations of all banks in which Hi-Tech has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. No funds on deposit in banks or certificates of deposit or other liquid assets or investments of Hi-Tech are restricted as to access or use.

         5.27 REGULATORY FILINGS. Hi-Tech has filed or caused to be filed all reports, statements, documents, registrations, filings or submissions required, in connection with the operation of the business of Hi-Tech or the Hi-Tech Assets, to be filed by Hi-Tech with any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or other instrumentality. All such filings complied with applicable law when filed and no deficiencies have been asserted by any such regulatory authority with respect to such filings or submissions.

         5.28 BROKERS AND FINANCIAL ADVISERS. All negotiations with respect to this Agreement and the transactions contemplated hereby have been carried out by the HT Equityholders directly with the FK Stockholders, the Company and the Company Stockholders, without the intervention of any person on behalf of the HT Equityholders in such manner as to give rise to any valid claim by any person for a finder's fee, brokerage commission or similar payment.

         5.29 TRANSACTIONS WITH AFFILIATES. There are no direct or indirect contracts or arrangements, formal or informal or written or oral, related to the business of Hi-Tech or the Hi-Tech Assets between Hi-Tech and any other persons controlling, under common control with or controlled by Hi-Tech or any of their affiliates or persons related thereto.

         5.30 INVESTMENT REPRESENTATION. The shares of Parent Common Stock to be received in consideration for the Hi-Tech Contribution by each HT Equityholder (other than Flare King) under the terms of this Agreement (the "HT Parent Shares") will be acquired for such HT Equityholder's own account, for investment purposes only and not with a view to the distribution thereof. The HT Equityholders are not participating, directly or indirectly, in any distribution or transfer of such shares, nor are they participating, directly or indirectly, in underwriting any such distribution or transfer of the HT Parent Shares within the meaning of the Securities Act. Each HT Equityholder and its representatives have such knowledge and experience in business matters that they are capable of evaluating the merits and risks of an investment in the Parent and the acquisition of the HT Parent Shares and each HT Equityholder is making an informed investment decision with respect thereto. The HT Equityholders have been informed by the Parent that the HT Parent Shares issuable pursuant to this Agreement will not be registered at the time of their issuance under the Securities Act or any state's securities laws and may not be transferred, assigned or otherwise disposed of unless the HT Parent Shares are subsequently registered under the Securities Act or appropriate state securities laws or an appropriate exemption therefrom is available and that, except pursuant to the terms of the Registration Rights Agreement contemplated hereunder, the Parent is under no obligation to register the HT Parent Shares under the Securities Act or any state's securities laws or to take any steps to assist any HT Equityholder to comply with any applicable exemption under the Securities Act or any state's securities laws with respect to the HT Parent Shares.

         5.31 DISCLOSURE. Each response by Hi-Tech by or through its officers, employees or other representatives to inquiries in connection with the due diligence performed by representatives of the FK Stockholders, the Company or the Company Stockholders, as revised or updated by subsequent disclosures before the date hereof and this Agreement, was complete and accurate in all material respects. Copies of all documents and other written information referred to herein or in the Schedules that have been delivered or made available to the FK Stockholders, the Company and/or the Company Stockholders are true, correct and complete copies thereof and include all amendments, supplements or modifications thereto or waivers thereunder. Such documents and other written information do not omit any material facts necessary, in light of the circumstances under which such information was furnished, to make the statements set forth therein not misleading. Except as expressly set forth in this Agreement and the Schedules or in the certificates or other documents delivered pursuant hereto, the HT Equityholders have no knowledge of any facts which will have any material adverse effect on the value of the business of Hi-Tech or the Hi-Tech Assets.

                                    ARTICLE 6
                ACTIONS BY FLARE KING AND HI-TECH PENDING CLOSING

         The FK Stockholders and the HT Equityholders will cause Flare King and Hi-Tech, respectively, between the date hereof and the Closing Date, to comply with the provisions of this Article 6, except to the extent that the Company and a majority-in-interest of the Company Stockholders may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement. For purposes of this Agreement, "majority-in-interest" shall mean by a vote of a majority of the outstanding shares of stock or membership equity interest, as applicable, in the relevant entity.

         6.1 CONDUCT OF BUSINESS. Each of Flare King and Hi-Tech shall operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use its good faith efforts to maintain, preserve and protect the Flare King Assets and Hi-Tech Assets, respectively, and the business organization of Flare King and Hi-Tech, respectively, all in coordination and cooperation with the Company, and shall keep available the services of its present officers and employees and shall preserve the present relationships with persons having dealings with Flare King and Hi-Tech, respectively, as the same relate to the business of Flare King and Hi-Tech, respectively. Neither Flare King nor Hi-Tech shall take, any of the actions enumerated in Sections 4.11 and 5.11, respectively, or enter into any contract of the nature enumerated in Sections 4.20 and 5.20, respectively.

         6.2 RECORDS. Flare King and Hi-Tech shall each maintain its books, accounts and records in the usual, regular and ordinary manner.

         6.3 MAINTENANCE OF INSURANCE. Flare King and Hi-Tech shall each maintain in full force and effect all of its presently existing insurance coverage described in Schedules 4.21 or 5.21, respectively, or insurance comparable to such existing coverage. Flare King and Hi-Tech shall each cause the Company and the Parent to be named as an additional insureds and loss payees under such policies effective from the signing of this Agreement.

         6.4 TAX FILINGS AND PAYMENTS. The FK Stockholders and the HT Equityholders shall cause each of Flare King and Hi-Tech, respectively, to file all tax returns on a timely basis and pay all taxes as the same shall become due between the date of execution of this Agreement and the Funding and Consummation Date, and the FK Stockholders and the HT Equityholders shall cause each of Flare King and Hi-Tech, respectively, to permit the Company, the Company Stockholders and their representatives to review the same prior to their filing.

                                    ARTICLE 7
COVENANTS OF THE FK STOCKHOLDERS AND THE HT EQUITYHOLDERS

         Each of the FK Stockholders and the HT Equityholders covenants and agrees with the Company and the Company Stockholders that:

         7.1 APPROVALS.

(a) Each of the FK Stockholders and the HT Equityholders shall take all reasonable steps and use reasonable commercial efforts to obtain and shall cooperate with the Company and the Company Stockholders in obtaining, as promptly as possible, all approvals, authorizations and clearances of governmental and regulatory bodies and officials required to consummate the transactions contemplated hereby;

(b) Each of the FK Stockholders and the HT Equityholders shall provide such other information and communications to governmental and regulatory authorities as such governmental and regulatory authorities or the Company may reasonably request; and

(c) Each of the FK Stockholders and the HT Equityholders shall use reasonable commercial efforts to obtain any requisite consents of any third parties required to consummate the transactions contemplated hereby, but only if no payment or other concessions are required to obtain such consents.

Notwithstanding any other language herein, neither the Company nor any Company Stockholders, shall be required to make any payment or other concession or to assume any obligation in connection with obtaining such consents.

         7.2 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the FK Stockholders and the HT Equityholders shall use reasonable commercial efforts to comply promptly with all requirements which federal or state law may impose on the FK Stockholders, the HT Equityholders, Flare King and Hi-Tech, respectively, with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to the Company and the Company Stockholders in connection with any such requirements imposed upon the FK Stockholders, the HT Equityholders, Flare King and Hi-Tech, respectively, in connection therewith.

         7.3 BOOKS AND RECORDS. Except as prohibited by law, the FK Stockholders and the HT Equityholders shall cause each of Flare King and Hi-Tech, respectively, to make its books and records related to the operation of the business of Flare King and Hi-Tech, respectively, or the Flare King Assets or Hi-Tech Assets available or deliver copies of such books and records thereof to the Company during normal business hours for any reasonable business purpose.

         7.4 INVESTIGATION BY THE COMPANY. From and after the date hereof and until the Closing Date, the FK Stockholders and the HT Equityholders shall cause each of Flare King and Hi-Tech, respectively, to permit the Company and its counsel, accountants and other representatives reasonable access during normal business hours to all of its properties, books, contracts, commitments and other records, including without limitation tax returns, declarations of estimated tax and tax reports, and during such period, the FK Stockholders and the HT Equityholders shall cause Flare King and Hi-Tech, respectively, to furnish promptly to the Company all other information concerning its business, properties and personnel as the Company may.reasonably request; PROVIDED, HOWEVER, THAT NO INVESTIGATION PURSUANT TO THIS SECTION 7.4 SHALL AFFECT ANY REPRESENTATIONS OR WARRANTIES OF THE FK STOCKHOLDERS OR THE HT EQUITYHOLDERS CONTAINED IN THIS AGREEMENT.

         7.5 CERTAIN ACTS OR OMISSIONS. Neither the FK Stockholders nor the HT Equityholders shall (a) omit to take any action called for by any of the covenants contained in this Agreement, or (b). take any action which it is required to refrain from taking by any of such covenants. Each of the FK Stockholders and the HT Equityholders shall use all reasonable efforts to cure, before the Closing, any violation or breach of any of its representations, warranties or covenants contained in this Agreement which becomes known, occurs or arises subsequent to the date of this Agreement and to obtain the satisfaction of all conditions to Closing set forth in this Agreement.

         7.6 REPORTS. The FK Stockholders and the HT Equityholders shall deliver to the Company copies of all material financial statements, reports or analyses with respect to the business of Flare King and Hi-Tech, respectively, which are prepared or received between the date hereof and the Closing Date promptly after such preparation or receipt (to the extent normally provided to management of Flare King and Hi-Tech, respectively, or reasonably requested by the Company, including without limitation all internal daily, monthly or quarterly financial statements, reports and analyses relating to the business of Flare King and Hi-Tech, respectively, regularly prepared) and regardless of whether such financial statements, reports or analyses are prepared internally or by third parties. The FK Stockholders and the HT Equityholders shall cause Flare King and Hi-Tech, respectively, not to change the nature and timing of financial statements, reports and analyses which have historically been regularly prepared.

         7.7 CONFIDENTIALITY. Neither the FK Stockholders nor the HT Equityholders shall, before the Closing Date, disclose or allow any of their respective affiliates to disclose to third parties any information that it has obtained from the Company in connection with this Agreement with respect to the Company or any of the affiliates thereof, and from and after the Closing Date neither the FK Stockholders nor the HT Equityholders shall disclose or allow any of their respective affiliates to disclose to third parties, and will not use for their own account or allow their affiliates to use for their own accounts, any trade secrets, business secrets or other information relating to the business of Flare King and Hi-Tech, respectively, or the Flare King Assets or Hi-Tech Assets or any information that the FK Stockholders and the HT Equityholders have obtained from the Company in connection with this Agreement with respect to the Company or any of the affiliates thereof, except to the extent deemed necessary in connection with any securities offering by the Parent.

         7.8 ADDITIONAL DISCLOSURE. From the date of this Agreement to and including the Closing Date, each of the FK Stockholders and the HT Equityholders shall, promptly after the occurrence thereof is known to it, advise the Company and the Company Stockholders of each event subsequent to the date hereof which causes any covenant thereof to be breached or causes any representation or warranty thereof contained herein to no longer be true, correct or complete.

         7.9 BEST EFFORTS. Each of the FK Stockholders and the HT Equityholders shall use its best efforts to satisfy the conditions precedent to the performance by the Company of its obligations under this Agreement.

         7.10 INFORMATION FOR REGISTRATION STATEMENT AND OTHER FILINGS - THE FK STOCKHOLDERS. The Stockholders will at their expense furnish the Company and the Parent with such information concerning Flare King and each FK Stockholder as is reasonably deemed necessary or appropriate by the Company and the Parent (including, without limitation, (i) audited financial statements and other financial information for Flare King presented in accordance with generally accepted accounting principles; and (ii) other financial and operational statistics for inclusion in the Registration Statement (as hereinafter defined) to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act and the prospectus (the "Prospectus") to be delivered by the Parent in connection with the IPO or any application or other statement to be made by the Parent to, or filed by the Parent with, any governmental authority or securities agency in connection with the transactions contemplated by this Agreement; and each FK Stockholder represents and warrants that all information, including any amended information, so furnished for such Prospectus, statements and applications shall, at the time it is furnished, at the time any SEC filing relating thereto becomes effective, on the Closing Date and on the Funding and Consummation Date be true, correct and complete in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Without limiting the general application of the foregoing provisions, the FK Stockholders shall cause Flare King to furnish the Company and the Parent at the FK Stockholders' expense audited and unaudited financial statements of Flare King as may be required by applicable federal and state securities laws to be included in, or furnished to, any governmental authority or person in connection with the filing of the Registration Statement and the Parent's compliance with such laws applicable to the IPO and sale of shares of the Parent's Common Stock and shall cooperate and use their reasonable commercial efforts to assist in obtaining a comfort letter and consent from any accounting firm required in connection with the Parent's obligations under federal securities laws.

         7.11 INFORMATION FOR REGISTRATION STATEMENT AND OTHER FILINGS - THE HT EQUITYHOLDERS. The HT Equityholders will at their own expense furnish the Company and the Parent with such information concerning Hi-Tech and the HT Equityholders as is reasonably deemed necessary or appropriate by the Company and the Parent (including, without limitation, (i) audited financial statements and other financial information for Hi-Tech presented in accordance with generally accepted accounting principles; and (ii) other financial and operational statistics for inclusion in the Registration Statement to be filed with the SEC under the Securities Act and the Prospectus to be delivered by the Parent in connection with the IPO or any application or other statement to be made by the Parent to, or filed by the Parent with, any governmental authority or securities agency in connection with the transactions contemplated by this Agreement; and each HT Equityholder represents and warrants that all information, including any amended information, so furnished for such Prospectus, statements and applications shall, at the time it is furnished, at the time any SEC filing relating thereto becomes effective, on the Closing Date and on the Funding and Consummation Date be true, correct and complete in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Without limiting the general application of the foregoing provisions, the HT Equityholders shall cause Hi-Tech to furnish the Company and the Parent at the HT Equityholders' expense audited and unaudited financial statements of Hi-Tech as may be required by applicable federal and state securities laws to be included in, or furnished to, any governmental authority or person in connection with the filing of the Registration Statement and the Parent's compliance with such laws applicable to the IPO and sale of shares of the Parent's Common Stock and shall cooperate and use its reasonable commercial efforts to assist in obtaining a comfort letter and consent from any accounting firm required in connection with the Parent's obligations under federal securities laws.

         7.12 NO TRANSFER. Between the date of this Agreement and the Funding and Consummation Date, no FK Stockholders or HT Equityholders shall transfer, assign, pledge, or otherwise convey its Flare King stock or Hi-Tech membership interest, respectively.


                                    ARTICLE 8
                       ACTIONS BY THE COMPANY AND COMPANY
                          STOCKHOLDERS PENDING CLOSING

         The Company will and, for purposes of Section 8.7 only, the Company Stockholders will, between the date hereof and the Closing Date, comply with the provisions of this Article 8, except to the extent that both the FK Stockholders and a majority of the HT Equityholders may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

         8.1 CONDUCT OF BUSINESS. The Company shall operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use its good faith efforts to maintain, preserve and protect the Company Assets and the business organization of the Company, all in coordination and cooperation with the FK Stockholders and the HT Equityholders, and shall keep available the services of its present officers and employees and shall preserve the present relationships with persons having dealings with the Company as the same relate to the business of the Company. The Company shall not take any of the actions enumerated in Section 2.11 hereof or enter into any contract of the nature enumerated in Section 2.20.

         8.2 RECORDS. The Company shall maintain its books, accounts and records in the usual, regular and ordinary manner.

         8.3 MAINTENANCE OF INSURANCE. The Company shall maintain in full force and effect all of its presently existing insurance coverage described in
Schedule 2.21 hereto, or insurance comparable to such existing coverage.

         8.4 TAX FILINGS AND PAYMENTS. The Company shall file all tax returns on a timely basis and pay all taxes as the same shall become due between the date of execution of this Agreement and the Closing Date.

         8.5 REGISTRATION OF PARENT COMMON STOCK - CONSUMMATION OF IPO. The Company, at its sole cost and expense (subject to the obligations under Sections
7.10 and 7.11 for the FK

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
Stockholders and the HT Equityholders to provide information at their expense), agrees to carry out its obligations under this Section 8.5. Immediately after execution of this Agreement, the Company shall cause the Parent to prepare and, within forty-five (45) days after such execution, shall file with the SEC a registration statement (the "Registration Statement") in compliance with an appropriate form for registration under the Securities Act of the issuance of certain shares of Parent Common Stock in a best-efforts, underwritten, initial public offering ("IPO") of at least four million dollars ($4,000,000.00), and shall use its reasonable commercial efforts to cause such Registration Statement (amended as necessary) to become effective. The Company shall also take the appropriate steps and use its reasonable commercial efforts to register or qualify such shares of Parent Common Stock under such other securities or blue sky laws of such jurisdictions as the Company deems reasonably necessary and do any and all other acts and things which may be reasonably necessary or advisable to enable the Parent to issue in such jurisdictions such Parent Common Stock. Further, the Company shall use reasonable commercial efforts to cause the IPO to be consummated as contemplated herein.

         8.6 INFORMATION FOR REGISTRATION STATEMENT AND OTHER FILINGS - THE COMPANY STOCKHOLDERS. The Company Stockholders will at their expense furnish the Company and the Parent with such information concerning the Company and each Company Stockholder as is reasonably deemed necessary or appropriate by the Company and the Parent (including, without limitation, (i) audited financial statements and other financial information for the Company and the Company Subsidiary presented in accordance with generally accepted accounting principles; and (ii) other financial and operational statistics for inclusion in the Registration Statement to be filed with the SEC under the Securities Act and the Prospectus to be delivered by the Parent in connection with the IPO or any application or other statement to be made by the Parent to, or filed by the Parent with, any governmental authority or securities agency in connection with the transactions contemplated by this Agreement; and the Company Stockholders represent and warrant that all information, including any amended information, so furnished for such Prospectus, statements and applications shall, at the time it is furnished, at the time any SEC filing relating thereto becomes effective, on the Closing Date and on the Funding and Consummation Date, be true, correct and complete in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 9
                            COVENANTS OF THE COMPANY

         The Company and the Company Stockholders covenant and agree with the FK Stockholders and the HT Equityholders that:

         9.1 APPROVALS.

(a) The Company shall take all reasonable steps, shall use reasonable commercial efforts to obtain and shall cooperate with the FK Stockholders and the HT Equityholders in obtaining, as promptly as possible, all approvals, authorizations and clearances of governmental and regulatory bodies and officials required to consummate the transactions contemplated hereby;

(b) The Company shall provide such other information and communications to governmental and regulatory authorities as such governmental and regulatory authorities, the FK Stockholders or a majority of the HT Equityholders may reasonably request; and

(c) The Company shall use reasonable commercial efforts to obtain any requisite consents of third parties to the extent required to consummate the transactions contemplated hereby, but only if no payment or other concessions are required to obtain such consents.

         9.2 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company shall use reasonable commercial efforts to comply promptly with all requirements which federal or state law may impose on it or any of its affiliates with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to the FK Stockholders and the HT Equityholders in connection with any such requirements imposed upon it in connection therewith.

         9.3 BOOKS AND RECORDS. Except as prohibited by law, the Company shall make all books and records related to the Company Assets available or deliver copies thereof to the FK Stockholders and the HT Equityholders during normal business hours for any reasonable business purpose.

         9.4 INVESTIGATIONS BY THE FK STOCKHOLDERS AND THE HT EQUITYHOLDERS. From and after the date hereof and until the Closing Date, the Company shall permit the FK Stockholders or the HT Equityholders and their counsel, accountants and other representatives reasonable access during normal business hours to the Company Assets and the books and other records relating thereto, and during such period the Company shall furnish promptly to the FK Stockholders or the HT Equityholders all other information concerning the Company Assets as the FK Stockholders and a majority of the HT Equityholders may reasonably request; PROVIDED, HOWEVER, THAT NO INVESTIGATION PURSUANT TO THIS SECTION 9.4 SHALL AFFECT ANY REPRESENTATIONS OR WARRANTIES OF THE COMPANY CONTAINED IN THIS AGREEMENT.

         9.5 CERTAIN ACTS OR OMISSIONS. The Company shall not (a) omit to take any action called for by any of its covenants in this Agreement or (b) take any action which it is required to refrain from taking by any of such covenants. The Company shall use all reasonable efforts to cure, before the Closing, any violation or breach of any of its representations, warranties or covenants contained in this Agreement which becomes known, occurs or arises subsequent to the date of this Agreement and to obtain the satisfaction of all conditions to Closing set forth in this Agreement.

         9.6 REPORTS. The Company shall deliver to the FK Stockholders and the HT Equityholders copies of all material financial statements, reports or analyses with respect to the business of the Company which are prepared or received between the date hereof and the Closing Date promptly after such preparation or receipt (to the extent normally provided to the management of the Company or reasonably requested by the Company, including without limitation all internal daily, monthly or quarterly financial statements, reports and analyses relating to the business of the Company regularly prepared) and regardless of whether such financial statements, reports, or analyses are prepared internally or by third parties. The Company shall not change the nature and timing of financial statements, reports and analyses which have historically been regularly prepared.

         9.7 CONFIDENTIALITY. Except in connection with the preparation for and effecting of the IPO, the Company shall not, before the Closing Date, disclose or allow any of its affiliates to disclose to third parties any information that the Company has obtained from the FK Stockholders or the HT Equityholders in connection with this Agreement with respect to Flare King, Hi-Tech or any of their respective affiliates.

         9.8 ADDITIONAL DISCLOSURE. From the date of this Agreement to and including the Closing Date, the Company shall, promptly after the occurrence thereof is known to the Company, advise the FK Stockholders and the HT Equityholders of each event subsequent to the date hereof which causes any covenant of the Company to be breached or causes any representation or warranty of the Company contained herein to no longer be true, correct or complete.

         9.9 BEST EFFORTS. The Company shall use its best efforts to satisfy the conditions precedent to the performance by the FK Stockholders and the HT Equityholders of their respective obligations under this Agreement.

         9.10 NO TRANSFER. Between the date of Agreement and the Funding and Consummation Date, no Company Stockholder shall transfer, assign, pledge or otherwise convey its Company stock.

                                   ARTICLE 10
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                          AND THE COMPANY STOCKHOLDERS
         Except as may be waived in writing by the Company and a majority-in-interest of the Company Stockholders, the obligations of the Company and the Company Stockholders to consummate this Agreement and the transactions to be consummated by the Company and the Company Stockholders hereunder by placing appropriate documentation into escrow on the Closing Date and effecting the transaction contemplated hereby on the Funding Date and Consummation Date shall be subject to the following conditions (provided that once conditions are met or waived at the Closing Date, the only remaining condition to effecting the transaction contemplated herein) shall be the consummation of the IPO (as contemplated in Section 1.6 hereof):

         10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the FK Stockholders and the HT Equityholders contained in this Agreement or in any certificate or document executed and delivered to the Company and/or the Company Stockholder by the FK Stockholders or the HT Equityholders pursuant to this Agreement shall have been true and correct on and as of the Closing Date as though such representations and warranties were made at and as of such date.

         10.2 COMPLIANCE WITH AGREEMENT. On and as of the Closing Date, the FK Stockholders and the HT Equityholders shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed and complied with by the FK Stockholders or the HT Equityholders on or before the Closing Date, including, but not limited to, the deposit into escrow of documentation necessary to effect the Flare King Contribution and the Hi-Tech Contribution.


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
         10.3 OFFICER'S CERTIFICATE. Each of the FK Stockholders and the HT Equityholders shall deliver to the Company a certificate dated as of the Closing Date and certifying the fulfillment of the conditions specified in Sections 10.1 and 10.2 hereof.

         10.4 NO ACTION OR PROCEEDING. On the Closing Date, no action or proceeding by any public authority or any other person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby, and no action or proceeding by any public authority or private person shall be pending before any court or administrative body or overtly threatened to recover any damages or obtain other relief as a result of this Agreement or the transactions contemplated herein or as a result of any agreement entered into in connection with or as a condition precedent to the consummation thereof, which action or proceeding could result in a decision, ruling or finding which would adversely affect the business of Flare King or Hi-Tech or the Flare King Assets or Hi-Tech Assets or the ability of the Company, the Parent and its subsidiaries, Flare King and Hi-Tech to conduct normal operations after the Closing.

         10.5 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals and waivers of every governmental entity or third party required for the consummation of the transactions contemplated hereby, and all filings, registrations and notifications to or with all governmental entities required with respect to the consummation of such transactions, shall have been obtained or given; PROVIDED that any third-party consent not obtained by the Company or the Company stockholder, but waived by the FK Stockholders and the HT Equityholders shall not be an unfulfilled condition hereunder.

         10.6 OPINION OF COUNSEL. The Company shall have received an opinion, addressed to the Company, and dated the Closing Date of counsel for the FK Stockholders and the HT Equityholders in form and substance reasonably satisfactory to the Company and counsel for the Company.

         10.7 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. Each of the persons set forth on Schedule 10.7 shall have delivered to the Parent or its designated subsidiary an executed counterpart of the Employment and Noncompetition Agreement with the Parent or its designated subsidiary in substantially the form attached as Appendix B hereto as an inducement for the Company to enter into this Agreement and consummate the transactions contemplated hereby.

         10.8 NO ADVERSE CHANGE. No incident or event shall have occurred resulting in the destruction, damage to, or loss of any of the Flare King Assets or the Hi-Tech Assets (whether or not covered by insurance) or diminution in the value of the business of Flare King or Hi-Tech.

         10.9 DUE DILIGENCE. The Company shall have completed to its satisfaction its due diligence review of Flare King and Hi-Tech.

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         10.10 DELIVERY OF OTHER DOCUMENTS AND INSTRUMENTS. The following additional documents shall have been executed and delivered on the Closing Date by the FK Stockholders and the HT Equityholders:

(a) CONSENTS. Copies of all required consents and approvals.

(b) RELEASE. A release in substantially the form attached hereto as Appendix C by each FK Stockholder and spouse, if applicable, and each HT Equityholder and spouse, if applicable, of any and all claims each such entity or person may have against the Company, the Company Subsidiary, Flare King or Hi-Tech, except as may arise hereunder or under any documents executed in connection herewith.

(c) OTHER REQUESTED DOCUMENTS. Further instruments and documents, in form and content reasonably satisfactory to counsel for the Company, as may be necessary or reasonably appropriate more fully to consummate the transactions contemplated hereby.

         10.11 PUBLIC OFFERING. In order to effect final consummation of the transactions contemplated hereby, the documents referred to in Section 1.6 that are to be held in escrow shall have been delivered to the Parent and the Parent shall have successfully consummated the IPO on the Funding and Consummation Date within 90 days of the Closing Date and those proceeds for the IPO intended to be used to discharge in full the indebtedness of the Company to Ms. Gay Roane shall have been so used.

                                   ARTICLE 11
                CONDITIONS TO OBLIGATIONS OF THE FK STOCKHOLDERS

         Except as may be waived in writing by the FK Stockholders, the obligations of the FK Stockholders to consummate this Agreement and the transactions to be consummated by the FK Stockholders hereunder on the Closing Date shall be subject to the following conditions:

         11.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, the Company Stockholders and the HT Equityholders contained in this Agreement or in any certificate or document executed and delivered by the Company, any Company Stockholder or any HT Equityholder to the FK Stockholders pursuant to this Agreement shall have been true and correct and shall be true and correct on and as of the Closing Date as though such representations and warranties were made at and as of such date.

         11.2 COMPLIANCE WITH AGREEMENT. On and as of the Closing Date, the Company, the Company Stockholders and the HT Equityholders shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed and complied with by the Company, the Company Stockholders and the HT Equityholders on or before the Closing Date, including, but not limited to, the deposit into escrow of documentation necessary to effect the Company Contribution and the Hi-Tech Contribution.

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         11.3 CERTIFICATE. The Company shall have delivered to the FK
Stockholders a certificate of an officer (signed on its behalf by its duty authorized president or vice president) and the Company Stockholders and the HT Equityholders shall have delivered to the FK Stockholders a certificate signed by each Company Stockholder and each HT Equityholder, respectively, each dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 11.1 and 11.2 hereof.

         11.4 NO ACTION OR PROCEEDING. On the Closing Date, no action or proceeding by any public authority or any other person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby, and no action or proceeding by any public authority or private person shall be pending before any court or administrative body or overtly threatened to recover any damages or obtain other relief as a result of this Agreement or the transactions contemplated herein or as a result of any agreement entered into in connection with or as a condition precedent to the consummation thereof, which action or proceeding could reasonably be expected to result in a decision, ruling or finding which would adversely affect the Company Assets or the Hi-Tech Assets or the ability of the Company, the Parent, its subsidiaries, Hi-Tech or Flare King to conduct normal operations after the Closing.

         11.5 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals and waivers of every governmental entity or third party required for the consummation of the transactions contemplated hereby, and all filings, registrations and notifications to or with all governmental entities required with respect to the consummation of such transactions, shall have been obtained or given; PROVIDED that any third-party consent not obtained by the FK Stockholders, but waived by the Company a majority-in-interest of the Company Stockholders and the HT Equityholders: (other than Flare King), shall not be an unfulfilled condition hereunder.

         11.6 CORPORATE ACTION BY THE COMPANY. All action necessary to authorize the execution, delivery and performance by the Company of this Agreement shall have been duly and validly taken by it and the Company shall have delivered to the FK Stockholders copies, certified as at the Closing Date by the secretary or assistant secretary thereof, of its charter documentation, bylaws and all resolutions of its board of directors and stockholders, as applicable, authorizing this Agreement and the transactions contemplated by this Agreement.

         11.7 OPINIONS OF COUNSEL. The FK Stockholders shall have received an opinion, addressed to the FK Stockholders and dated the Closing Date of counsel for each of the Company and the HT Equityholders, in form and substance reasonably satisfactory to the FK Stockholders and its counsel.

         11.8 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. Each of the persons set forth on Schedule 10.7 shall have delivered to the Parent or its designated subsidiary an executed counterpart of the Employment and Noncompetition Agreement with the Parent or its designated subsidiary in substantially the form attached as Appendix B hereto as an inducement for the FK Stockholders to enter into this Agreement and consummate the transactions contemplated hereby.

         11.9 OTHER REQUESTED DOCUMENTS. There shall have been executed and delivered, if applicable, further instruments and documents, in form and content reasonably satisfactory to the FK Stockholders, as may be necessary or reasonably appropriate more fully to consummate the transactions contemplated hereby.

         11.10 DUE DILIGENCE. The FK Stockholders shall have completed to their satisfaction their due diligence review of the Company and Hi-Tech.

         11.11 PUBLIC OFFERING. In order to effect final consummation of the transaction contemplated herein, the documents referred to in Section 1.6 that are to be held in escrow shall have been delivered to the Parent and the Parent shall have successfully consummated the IPO on the Funding and Consummation Date within 90 days of the Closing Date and those proceeds for the IPO intended to be used to discharge in full the indebtedness of the Company to Ms. Gay Roane shall have been so used.

                                   ARTICLE 12
                CONDITIONS TO OBLIGATIONS OF THE HT EQUITYHOLDERS

         Except as may be waived in writing by a majority of the HT Equityholders, the obligations of the HT Equityholders to consummate this Agreement and the transactions to be consummated by the HT Equityholders hereunder on the Closing Date shall be subject to the following conditions:

         12.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, the Company Stockholders and the FK Stockholders contained in this Agreement or in any certificate or document executed and delivered by the Company, or any Company Stockholder or any FK Stockholder to the HT Equityholders pursuant to this Agreement shall have been true and correct and shall be true and correct on and as of the Closing Date as though such representations and warranties were made at and as of such date.

         12.2 COMPLIANCE WITH AGREEMENT. On and as of the Closing Date, the Company, the Company Stockholders and the FK Stockholders shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed and complied with by the Company, the Company Stockholders and the FK Stockholders on or before the Closing Date, including, but not limited to, the deposit into escrow of documentation necessary to effect the Flare King Contribution and the Company Contribution.

         12.3 CERTIFICATE. The Company shall have delivered to the HT Equityholders a certificate of an officer (signed on its behalf by its duly authorized president or vice president) and the FK Stockholders and the Company Stockholders shall have delivered to the HT Equityholders a certificate signed by the FK Stockholders and the Company Stockholders, respectively, each dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 12.1 and 12.2 hereof.

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
         12.4 NO ACTION OR PROCEEDING. On the Closing Date, no action or proceeding by any public authority or any other person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby, and no action or proceeding by any public authority or private person shall be pending before any court or administrative body or overtly threatened to recover any damages or obtain other relief as a result of this Agreement or the transactions contemplated herein or as a result of any agreement entered into in connection with or as a condition precedent to the consummation thereof, which action or proceeding could reasonably be expected to result in a decision, ruling or finding which would adversely affect the Company Assets or the Flare King Assets or the ability of the Company, Parent, its subsidiaries, Hi-Tech or Flare King to conduct normal operations after the Closing.

         12.5 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals and waivers of every governmental entity or third party required for the consummation of the transactions contemplated hereby, and all filings, registrations and notifications to or with all governmental entities required with respect to the consummation of such transactions, shall have been obtained or given; PROVIDED that any third-party consent not obtained by any HT Equityholder, but waived by the Company, a majority-in-interest of the Company Stockholders and the FK Stockholders, shall not be an unfulfilled condition hereunder.

         12.6 CORPORATE ACTION BY THE COMPANY. All action necessary to authorize the execution, delivery and performance by the Company of this Agreement shall have been duly and validly taken by it and the Company shall have delivered to the HT Equityholders copies, certified as at the Closing Date by the secretary or assistant secretary thereof, of its charter documentation, bylaws and all resolutions of its board of directors and stockholders, as applicable, authorizing this Agreement and the transactions contemplated by this Agreement.

         12.7 OPINIONS OF COUNSEL. The HT Equityholders shall have received an opinion, addressed to the HT Equityholders and dated the Closing Date of counsel for each of the Company and the FK Stockholders, in form and substance reasonably satisfactory to the HT Equityholders and their counsel.

         12.8 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. Each of the persons set forth on Schedule 10.7 shall have delivered to the Parent or its designated subsidiary an executed counterpart of the Employment and Noncompetition Agreement with the Parent or its designated subsidiary in substantially the form attached as Appendix B hereto as an inducement for the HT Equityholders to enter into this Agreement and consummate the transactions contemplated hereby.

         12.9 DUE DILIGENCE. HT Equityholders shall have completed to their satisfaction their due diligence review of the Company and Flare King.

         12.10 OTHER REQUESTED DOCUMENTS. There shall have been executed and delivered, if applicable, further instruments and documents, in form and content reasonably satisfactory to a majority of the HT Equityholders, as may be necessary or reasonably appropriate more fully to consummate the transactions contemplated hereby.

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
         12.11 PUBLIC OFFERING. In order to effect final consummation of the transaction contemplated herein, the documents referred to in Section 1.6 that are to be held in escrow shall have been delivered to the Parent and the Parent shall have successfully consummated the IPO on the Funding and Consummation Date within 90 days of the Closing Date and those proceeds for the IPO intended to be used to discharge in full the indebtedness of the Company to Ms. Gay Roane shall have been so used.

                                   ARTICLE 13
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The respective representations and warranties made by the parties in this Agreement or in any certificate or document executed and delivered by either party to the other party pursuant to this Agreement, shall survive the Closing Date and the consummation of the transactions contemplated hereby for a period of two (2) years or, if longer, the applicable statute of limitations with respect to tax or environmental matters, regardless of any investigation made by the parties hereto.

                                   ARTICLE 14
                                 INDEMNIFICATION
         14.1 INDEMNIFICATION OF THE COMPANY INDEMNITEES. Each FK Stockholder (with respect only to issues arising from himself or itself or Flare King), jointly and severally, agrees and each HT Equityholder (with respect only to issues arising from himself and from Hi-Tech), jointly and severally, agrees to indemnify and hold the Company Indemnitees (as defined below) harmless from and against:

(a) any and all liabilities, obligations, damages, deficiencies and expenses resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of under the terms of this Agreement or any document executed and delivered by the same in connection with the transactions contemplated hereby;

(b) any action or suit or loss suffered or incurred by the Company resulting from (i) any Environmental Claim, including without limitation any claim arising out of the operation of the business of Flare King or Hi-Tech before the Closing Date, and (ii) any expenses (voluntarily or involuntarily incurred) relating to investigation, removal, cleanup and/or remediation of any contaminant present at or arising out of the operation of the business of Flare King or Hi-Tech before the Closing Date;

(c) any and all liabilities, obligations, damages, deficiencies and expenses resulting from an untrue statement of material fact or omission to state a material fact in the Registration Statement or Properties or any report filed by the Parent under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but only insofar as any such misstatement or omission results from untrue or incomplete information furnished by Flare King or the FK Stockholders, Hi-Tech, or the HT Equityholders, for use therein;

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
(d) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

          14.2 INDEMNIFICATION OF FK INDEMNITEES. The Company (with respect only to issues arising from itself) agrees, each Company Stockholder (with respect only to issues arising from himself, itself, or the Company), severally, agrees and each HT Equityholder (with respect only to issues arising from himself or itself or Hi-Tech), jointly and severally agrees to indemnify and hold the Flare King Indemnitees (as defined below) harmless from and against:

(a) any and all liabilities, obligations, damages, deficiencies and expenses resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of, respectively, the Company, any Company Stockholder or any HT Equityholder under the terms of this Agreement or any document executed and delivered by the same in connection with the transactions contemplated hereby;

(b) any and all liabilities, obligations, damages, deficiencies and expenses resulting from an untrue statement of material fact or omission to state a material fact in the Registration Statement or Prospectus or any report filed by the Parent under the Securities Act or the Exchange Act, but only insofar as any such misstatement or omission results from untrue or incomplete information furnished by Hi-Tech or the HT Equityholders or the Company or the Company Stockholders, for use therein;

(c) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

For purposes of this Agreement, "severally" shall mean that each stockholder or equity holder, as applicable, of a particular entity shall pay that percentage of the claim or loss equal to their percentage ownership of such entity.

         14.3 INDEMNIFICATION OF HT INDEMNITEES. The Company (with respect only to issues arising from itself) agrees, each Company Stockholder (with respect only to issues arising from himself, itself, or the Company), severally agrees and each FK Stockholder (with respect only to issues arising from himself or Flare King), jointly and severally, agrees to indemnify and hold the HT Indemnitees (as defined below) harmless from and against:

(a) any and all liabilities, obligations, damages, deficiencies and expenses resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of, respectively, the Company, any Company Stockholder or any FK Stockholder under the terms of this Agreement or any document executed and delivered by the same in connection with the transactions contemplated hereby;

(b) any and all liabilities, obligations, damages, deficiencies and expenses resulting from an untrue statement of material fact or omission to state a material fact in the Registration Statement, the Prospectus or any report filed by the Parent under the Securities Act or the Exchange Act, but only insofar as any such misstatement or omission results from untrue or incomplete information furnished by Flare King or the FK Stockholders or the Company or the Company Stockholders, for use therein;

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(c) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

         14.4 METHOD OF ASSERTING CLAIM, ETC. The items listed in Sections 14.1,
14.2 and 14.3 are sometimes collectively referred to herein as "Damages"; PROVIDED that such reference shall be understood to mean the respective damages from and against which the Company, the Company Subsidiary, the Company Stockholders and their respective agents and attorneys (the "Company Indemnitees"), the FK Stockholders, the FK Subsidiaries and their respective agents and attorneys (the "FK Indemnitees"), the HT Equityholders and their respective agents and attorneys (the "HT Indemnitees"), as the case may be, are indemnified as the context requires. The person claiming indemnification hereunder, whether a Company Indemnitee, an FK Indemnitee or an HT Indemnitee, is sometimes referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is sometimes referred to as the "Indemnifying Party." All claims for indemnification by an Indemnified Party under Sections 14.1, 14.2, and 14.3 hereof, as the case may be, shall be asserted and resolved as follows:

(a) If any claim or demand for which an Indemnifying Party would be liable for Damages to an Indemnified Party hereunder is overtly asserted against or sought to be collected from such Indemnified Party by a third party (a "Third Party Claim"), such Indemnified Party shall with reasonable promptness (but in no event later than thirty (30) days after the Third Party Claim is so asserted or sought against the Indemnified Party) notify in writing the Indemnifying Party of such Third Party Claim enclosing a copy of all papers served, if any, and specifying the nature of and specific basis for such Third Party Claim and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such Third Party Claim (the "Claim Notice"). For this purpose the commencement of any audit or other investigation respecting Taxes shall constitute a Third Party Claim. Notwithstanding the foregoing, failure to so provide a Claim Notice as provided above shall not relieve the Indemnifying Party from its obligation to indemnify the Indemnified Party with respect to any such Third Party Claim except to the extent that a failure to so notify the Indemnifying Party in reasonably sufficient time prejudices the Indemnifying Party's ability to defend against the Third Party Claim. The Indemnifying Party shall have thirty (30) days from delivery of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Third Party Claim and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                (i) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Article 13, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party (but only if the Indemnifying Party is liable hereunder to the Indemnified Party for the full amount of, and all obligations under,

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
            such settlement; otherwise, no such settlement shall be agreed to without the prior written consent of the Indemnified Party). If the Indemnifying Party is liable hereunder to the Indemnified Party for the full amount of such Third Party Claim, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof, PROVIDED, HOWEVER, that the Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third Party Claim), to file during the Notice Period any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action which is prejudicial and conclusively causes a final adjudication which is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim); and PROVIDED FURTHER, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. The Indemnified Party may participate in, but not control (except if the Indemnifying Party is not liable hereunder to the Indemnified Party for the full amount of such Third Party Claim, in which case whichever of the Indemnifying Party or the Indemnified Party is liable for the largest amount of Damages with respect to the Third Party Claim shall control), any defense or settlement of any Third Party Claim with respect to which the Indemnifying Party is participating pursuant to this Section 14.4(a)(i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation.

                (ii) If the Indemnifying Party fails to notify the Indemnified
            Party within the Notice Period that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party pursuant to this Article 13, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, including any compromise or settlement thereof, PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. Notwithstanding the foregoing provisions of this

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
            Section 14.4(a)(ii), if the Indemnifying Party has timely notified the Indemnified Party that the Indemnifying Party disputes its liability to the Indemnified Party and if such dispute is resolved in favor of the Indemnifying Party by final, nonappealable order of a court of competent jurisdiction, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 14.4(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 14.4(a)(ii) (other than a dispute as to the Indemnifying Party's liability to the Indemnified Party) and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                (iii) If any Indemnified Party should have a claim against any
            Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall notify the Indemnifying Party of such claim by the Indemnified Party, specifying the nature of and specific basis for such claim and the amount of the estimated amount of such claim (the "Indemnity Notice"). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from delivery of the Indemnity Notice that the Indemnifying Party disputes such claim, the amount or estimated amount of such claim specified by the Indemnified Party shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction or as the parties otherwise at such time agree.

         14.5 PAYMENT OF INDEMNITY. Any indemnity claim shall be paid by the Indemnifying Party to the appropriate Indemnified Party in cash or in shares of Parent Company Common Stock at the IPO offering price.

         14.6 FLARE KING AS HT EQUITYHOLDER, HI-TECH AND COMPANY STOCKHOLDER. Notwithstanding any language herein that may be construed to the contrary, any indemnification that may be the obligation of (i) Flare King as a Hi-Tech Equityholder, shall be borne by and be the responsibility of the FK Stockholders and not Flare King and (ii) Hi-Tech as a Company Stockholder, shall be borne by and be the responsibility of the HT Equityholders and not Hi-Tech.

         14.7 PARENT PRIORITY. Because the benefits of the transaction are contemplated to flow to the Parent, the parties hereto expressly grant to the Parent as an intended beneficiary, the first right to bring a cause of action for indemnification hereunder to recover against the appropriate Indemnifying Parties under such of those matters referred to in Section 14.1(a) through (d),
Section 14.2(a) through (e) or Section 14.3(a) through (c) as may be applicable and to such extent the Parent shall be an Indemnified Party as contemplated in
Section 14.4. The rights of the Parent under this Section 14.7 shall not, however, be deemed in any way to prejudice or limit the rights of such other Indemnified Parties, except to the extent that the such other Indemnified Parties may only

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recover to the extent the Parent has not recovered with respect to the same loss and may not pursue such recovery unless the Parent has failed for sixty (60) days to pursue its own claim.

                                   ARTICLE 15
                                   TERMINATION

         This Agreement may be terminated at any time before the Closing Date:

(a) by unanimous consent of the Company, a majority-in-interest of the Company Stockholder, the FK Stockholders and a majority of the HT Equityholders;

(b) by the Company or a majority-in-interest of the Company Stockholders, upon notice of termination of their respective obligations to consummate the transaction delivered to the FK Stockholders and the HT Equityholders if the Company or a majority-in-interest of the Company Stockholders, has determined that there has been any breach of any covenant of either the FK Stockholders or the HT Equityholders or that either the FK Stockholders or the HT Equityholders has breached any of its representations or warranties, stating in particularity the default or defaults on which the notice is based; PROVIDED that the FK Stockholders and the HT Equityholders, as applicable, shall, after receipt of such notice, have thirty (30) days in which to cure such breach and, if so cured, the Company and the Company Stockholders shall, for that reason, have no right to terminate this Agreement;

(c) by the FK Stockholders, upon notice of termination of its obligation to consummate the transaction delivered to the Company, the Company Stockholders and the HT Equityholders, if the FK Stockholders have determined that there has been any breach of any covenant of either the Company, the Company Stockholders or any of the HT Equityholders or that either the Company, the Company Stockholders or the HT Equityholders have breached any of their representations or warranties, stating in particularity the default or defaults on which the notice is based; PROVIDED that the Company, the Company Stockholders and the HT Equityholders shall, after receipt of such notice, have thirty (30) days in which to cure such breach and, if so cured, the FK Stockholders shall, for that reason, have no right to terminate this Agreement;

(d) by the HT Equityholders, upon notice of termination of their obligation to consummate the transaction delivered to the Company, the Company Stockholders and the FK Stockholders, if the HT Equityholders have determined that there has been any breach of any covenant of either the Company, the Company Stockholders or the FK Stockholders or that either the Company, the Company Stockholders or the FK Stockholders have breached any of their representations or warranties, stating in particularity the default or defaults on which the notice is based; PROVIDED that the Company, the Company Stockholders and the FK Stockholders shall, after receipt of such notice, have thirty (30) days in which to cure such breach and, if so cured, the HT Equityholders shall, for that reason, have no right to terminate this Agreement; and

(e) by any of the Company, a majority-in-interest of the Company Stockholders, the FK Stockholders or the HT Equityholders if the Closing has not occurred on or before March 31, 1998.

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         If this Agreement is terminated pursuant to (a) or (e) above, such termination shall be without liability of any party, or any director, officer, employee, agent, consultant or representative of such party, to any other party to this Agreement, except as specifically provided in this Agreement. If this Agreement is terminated pursuant to (b), (c) or (d) above, the rights and remedies granted hereby are cumulative and nonexclusive of any other right or remedy available to the terminating party at law or in equity.

                                   ARTICLE 16
                                     NOTICES

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received, if so given) by personal delivery, telegram, telecopy, or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:

         If to the Company, to:

                  c/o United Wellhead Services, Inc.
                  615 Upper N. Broadway, MT-198, Suite 950
                  Corpus Christi, TX 78477
                  Attention: President

         With a copy to:

                  R. Clyde Parker, Jr., Esq.
                  Winstead Sechrest & Minick P.C.
                  910 Travis, Suite 2400
                  Houston, Texas 77002

         If to the Company Stockholders, to:

                  c/o United Wellhead Services, Inc.
                  615 Upper N. Broadway, MT-198, Suite 950
                  Corpus Christi, TX 78477

         If to the FK Stockholders, to:

                  c/o Flare King, Inc.
                  615 Upper N. Broadway, MT-198, Suite 950
                  Corpus Christi, TX 78477

         With a copy to:

                  John A. Sixta, Jr.
                  John A. Sixta, Jr., P.C.
                  1605 Mercantile Bank Tower
                  615 Upper N. Broadway, MT-264
                  Corpus Christi, TX 78477

          If to the HT Equityholders, to:

                  c/o Hi-Tech Compressor Company, L.C.
                  615 Upper N. Broadway, MT-198, Suite 950
                  Corpus Christi, TX 78477
                  Attention: President

         With a copy to:

                  John A. Sixta, Jr.
                  John A. Sixta, Jr., P.C.
                  1605 Mercantile Bank Tower
                  615 Upper N. Broadway, MT-264
                  Corpus Christi, TX 78477

         Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice shall be deemed to have been given until it is actually received by the party sought to be charged with the contents.

                                   ARTICLE 17
                                  MISCELLANEOUS

          17.1 INCORPORATION OF SCHEDULES AND APPENDICES; ENTIRE AGREEMENT. The Appendices and Schedules attached hereto are an integral part of this Agreement and are incorporated herein by this reference and the specific references thereto contained herein. This Agreement supersedes all prior discussions and agreements among the signatories hereto with respect to the subject matter of this Agreement; and this Agreement, including the executed counterparts of the Appendices and the Schedules hereto to be delivered in connection herewith, contains the sole and entire agreement among the signatories hereto with respect to the subject matter hereof.

          17.2 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, such waiver shall be in writing and shall be executed by such party or by the chairman, president or a vice president of each party as applicable. A waiver on one occasion shall not be deemed to be a waiver of the same or any other matter on a future occasion.

          17.3 AMENDMENT. This Agreement may be modified or amended only by a writing duly executed by or on behalf of all the parties hereto.

          17.4 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          17.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          17.6 GOVERNING LAW. Except as otherwise provided herein, this Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof.

          17.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement or any right or part hereunder shall not be voluntarily assigned by any party hereto without the prior written consent of the other parties hereto.

          17.8 EXPENSES. The expenses of each of the parties hereto incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          17.9 SPECIFIC PERFORMANCE. The parties agree that the business of the Company, Flare King and Hi-Tech are each unique in character and if any party defaults, damages suffered by the other parties may not be readily ascertainable. Accordingly, the parties agree that they shall each be entitled to the equitable remedy of specific performance.

          17.10 FURTHER ASSURANCES. The Company, the Company Stockholders, the FK Stockholders and the HT Equityholders, as applicable, at any time after the Closing Date, will promptly execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by the Parent, the Company, the Company Stockholders, the FK Stockholders or the HT Equityholders and necessary for the Company, the Company Stockholders, the FK Stockholders and the HT Equityholders to comply with the representations, warranties and covenants contained herein and will take any action consistent with the terms of this Agreement that may reasonably be requested by the Parent, the Company, the Company Stockholders, the FK Stockholders or the HT Equityholders, to give effect to the transaction contemplated hereby.

          17.11 ACKNOWLEDGMENT. The parties to this Agreement agree and acknowledge that, notwithstanding anything contained herein to the contrary, Wallace C. Sparkman will transfer his ownership interest in the Company and Flare King and his rights hereunder to a family limited partnership subject to the assumption by such partnership of Mr. Sparkman's obligations hereunder and that he has elected to retire from all formal and informal positions with the Company, Flare King and Hi-Tech on or before the Closing Date and will not be serving in any formal or informal positions with the Parent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of October 14, 1997.

                                    COMPANY:

                                    UNITED WELLHEAD SERVICES, INC.:

                                    By: /s/ ALVIN H. DUEITT
                                        Alvin H. Dueitt, President

                                    THE COMPANY STOCKHOLDERS:

                                    /s/ ALVIN H. DUEITT
                                        Alvin H. Dueitt

                                    /s/ MARTIN L. TOMLIN
                                        Martin L. Tomlin

                                    /s/ WALLACE C. SPARKMAN
                                        Wallace C. Sparkman

                                    /s/ WALLACE O. SELLERS
                                        Wallace O. Sellers

                                    /s/ WILLIAM M. DUNCAN
                                        William M. Duncan

                                    /s/ J. RICHARD ESPINOSA
                                        J. Richard Espinosa

                                    /s/ EUGENE GRUMMER
                                        Eugene Grummer

                                    /s/ GARY W. BOENING
                                        Gary W. Boening

                                    /s/ SCOTT SPARKMAN
                                        Scott Sparkman

                                    /s/ JOHN H. BRISCOE
                                        John H. Briscoe

                                    /s/ TERRY L. BOENING
                                        Terry L. Boening

                                    /s/ THOMAS R. PIPES
                                        Thomas R. Pipes

                                    /s/ EARL R. WAIT
                                        Earl R. Wait

                                    HI-TECH COMPRESSOR COMPANY, L.C.:

                                    By: /s/ WAYNE L. VINSON
                                        Wayne L. Vinson, President

                                    THE FK STOCKHOLDERS:

                                    /s/ WALLACE C. SPARKMAN
                                        Wallace C. Sparkman

                                    /s/ NAUDAIN IVES SELLERS
                                        Naudain Ives Sellers

                                    THE HT EQUITYHOLDERS:

                                    FLARE KING, INC.:

                                    By: /s/ BURNACE J. BOLES, JR.
                                            Burnace J. Boles, Jr.,  President

                                    /s/ RICHARD L. YADON
                                        Richard L. Yadon

                                    CAV-RDV, LTD.:

                                    By: /s/
                                        General Partner

         Executed by United Oilfield Services, Inc. subsequent to its organization for purposes of acknowledging its rights hereunder and of agreeing to carry out each action required of it as contemplated hereunder.

                                    UNITED OILFIELD SERVICES, INC.

                                    By: /s/ ALVIN H. DUEITT
                                            Alvin H. Dueitt
                                            President

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Alvin H. Dueitt, who acknowledged himself to be the President of United Wellhead Services, Inc., a corporation, and that he, as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

         IN WITNESS WHEREOF I hereby set my hand and official seal.

                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Alvin H. Dueitt, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Martin L. Tomlin, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.

                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Wallace C. Sparkman, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Wallace O. Sellers, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared William M. Duncan, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.

                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared J. Richard Espinosa, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.

                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Eugene Grummer, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.

                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Gary W. Boening, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.

                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Scott Sparkman, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared John H. Briscoe, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Terry L. Boening, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Thomas R. Pipes, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Earl R. Wait, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.

                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Wayne L. Vinson, who acknowledged himself to be the President of Hi-Tech Compressor Company, L.C., a limited liability company, and that he, as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as President.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Naudain Ives Sellers, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that she executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Burnace J. Boles, Jr., who acknowledged himself to be the President of Flare King, Inc., a corporation, and that he, as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Richard L. Yadon, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared ______________________________, who acknowledged himself to be the _____________________ of CAV-RDV, Ltd., a limited partnership, and that he, as such _____________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited partnership by himself as
--------------.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public

STATE OF ______________________ ss.
                                ss.
COUNTY OF _____________________ ss.

         On this the _____ day of _______________, 1997, before me, the undersigned officer, personally appeared Alvin H. Dueitt, who acknowledged himself to be the President of United Oilfield Services, Inc., a corporation, and that he, as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

         IN WITNESS WHEREOF I hereby set my hand and official seal.


                                    /s/
                                    Notary Public